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Exhibit 2.1

                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT (the "Agreement") is made this 11th day of January, 2001, by and among JAMES M. WILLEY of Rye, New Hampshire, individually and as trustee of the James M. Willey Trust - 1995, and THOMAS P. WILLEY of Stratham, New Hampshire, individually and as trustee of The Thomas P. Willey Revocable Trust of 1998 (in each of such capacities, James M. Willey and Thomas P. Willey, individually a "Seller" and collectively the "Sellers"), and FINANCIAL PERFORMANCE CORPORATION, a New York corporation with a principal place of business at 777 Third Avenue, 30th Floor, New York, New York ("Buyer").

         WHEREAS, Thomas P. Willey is the legal and beneficial owner of Eighty-Four (84) shares of common stock, no par value, of Willey Brothers, Inc., a New Hampshire corporation (the "Company") ("Thomas Willey Stock"); and

         WHEREAS, James M. Willey is the legal and beneficial owner of Eighty-Four (84) shares of common stock, no par value, of the Company ("James Willey Stock," and collectively with the Thomas Willey Stock, the "Shares"); and

         WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers all of the Shares for the consideration and on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Buyer and Seller agree as follows:

1.   DEFINITIONS

Unless the context otherwise requires, the following terms shall have the following meanings, and such definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         1.1 "Affiliate" shall mean any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person. The term "control" means the possession, directly or indirectly, of more than fifty percent (50%) of the voting interests of the Person.

         1.2 "Best Efforts" shall mean the efforts that a prudent Person desirous of achieving the result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

         1.3 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in Manchester, New Hampshire or New York, New York are required by law to close or are permitted to close.
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         1.4 "Buyer" shall have the meaning assigned to such term in the recitals of this Agreement.

         1.5 "Claims" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any such Claim.

         1.6  "Closing" shall have the meaning provided therefor in Section 2.3.

         1.7  [Intentionally Left Blank]

         1.8 "Designated Trust" shall mean, with respect to James M. Willey, the James M. Willey Trust - 1995, his spouse, any of his lineal descendants or any trust for the exclusive benefit of any of the foregoing, and, with respect to Thomas P. Willey, The Thomas P. Willey Revocable Trust of 1998, his spouse, any of his lineal descendants or any trust for the exclusive benefit of any of the foregoing.

         1.9 "FPCX Average Closing Share Price" shall mean the average "close" or "last" share price of FPCX Shares on the NASDAQ or NASDAQ Small Cap exchanges, or other recognized exchange, which exchange the FPCX Shares are currently traded, as reported in the eastern edition of the Wall Street Journal, for a period of thirty (30) Business Days.

         1.10 "FPCX Shares" shall mean the common stock, $0.01 par value, of the Buyer.

         1.11 "Fraud" shall mean a false representation of a matter of fact which is intended to deceive another person and does so.

         1.12 "GAAP" shall mean generally accepted accounting principles in effect in the United States of America at the time of determination.

         1.13 "Knowledge." The phrase "to the Buyer's knowledge" and phrases with similar language or effect shall mean the actual knowledge of Jeffrey S. Silverman, Ronald Nash or Edward T. Stolarski. The phrases "to Seller's knowledge," "known by the Sellers" and phrases with similar language or effect shall mean the actual knowledge of James M. Willey or Thomas P. Willey. The phrases "to Company's knowledge," "known by the Company" and phrases with similar language or effect shall mean the actual knowledge of James M. Willey, Thomas P. Willey, Linda Henry or Kevin Kelly.

         1.14 "Material Adverse Effect" means any change, circumstance, or effect that, individually or in the aggregate with all other changes, circumstances or effects, is or is reasonably likely to be materially adverse to
(a) the properties, business, operations, profits or condition (financial or otherwise) of the party and its Subsidiaries taken as a whole, (b) the ability of the party or any Subsidiary to perform its obligations under this Agreement or any of the other transaction documents contemplated hereby, or (c) the legality, validity or

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enforceability of any party's material obligations under this Agreement or any of the other transaction documents contemplated hereby.

         1.15 "Person" shall mean an individual, a partnership, corporation, limited liability company, limited liability partnership, trust or unincorporated organization, and a government or agency or authority or political subdivision thereof.

         1.16 "Registerable Securities" shall mean (i) FPCX Shares issued or issuable upon conversion of the Term Notes; (ii) FPCX Shares issued or issuable upon conversion of the 24- Month Notes; (iii) FPCX Shares held by a Seller or his Designated Trust after giving effect to the transactions contemplated by this Agreement; and (iv) FPCX Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any securities described in clause (i), clause (ii) or this clause (iii) of this definition. Notwithstanding the foregoing, Registerable Securities shall not include any securities sold by a Seller or his Designated Trust to the public either pursuant to a registration statement or Rule 144.

         1.17 "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or successor law.

         1.18 "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to that Act or successor law.

         1.19 "Sellers" shall have the meaning assigned to such term in the recitals of this Agreement.

         1.20 "Shares" shall have the meaning assigned to such term in the recitals of this Agreement.

         1.21 "Subsidiary" shall mean, with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

         1.22 "Target Price" shall mean Six Dollars ($6.00) per share, as adjusted to give effect to stock splits, stock dividends or similar capital transactions.

         1.23 "Taxes" shall mean any tax (including any income tax, capital gains tax, value- added tax, sales tax, property tax, gift tax, employment tax, payroll tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any federal, state, local, municipal foreign or other governmental or quasi-governmental authority or payable pursuant to any tax-sharing agreement


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or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

         1.24 "Tax Return" shall mean a report, return or other information required to be supplied to or filed with a governmental entity with respect to any Taxes.

2.   SALE AND TRANSFER OF SHARES; CLOSING

         2.1 Shares. Subject to the terms and conditions of this Agreement, at Closing, Sellers shall cause the Shares to be sold and transferred to Buyer and Buyer shall purchase the Shares.

         2.2 Purchase Price. The purchase price for the Shares consists of the following (the "Purchase Price"):

                  2.2.1     [Intentionally Left Blank]

                  2.2.2 Two subordinated convertible term promissory notes, as more particularly described in Section 3, in the original principal amount of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) (individually, a "Term Note" and collectively, the "Term Notes") in a form substantially similar to Exhibit 2.2.2 to be delivered at Closing, one to each of the Sellers or their Designated Trusts (such Term Notes to have an aggregate original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000));

                  2.2.3 The earn-out, as more particularly described in Section 4 (the "Earn-Out");

                  2.2.4 Such number of fully paid and non-assessable FPCX Shares as provided in Section 5.1 to be issued to each of the Sellers or their Designated Trusts; and

                  2.2.5 Two 24-month subordinated convertible promissory notes, as more particularly described in Section 15, in the original principal amount of One Million Dollars ($1,000,000) (individually, a "24-Month Note" and collectively the "24-Month Notes") in a form substantially similar to Exhibit
2.2.5 to be delivered at Closing, one to each of the Sellers of their Designated Trusts (such 24-Month Notes to have an aggregate original principal amount of Two Million Dollars ($2,000,000)).

         2.3 Closing. The purchase and sale ("Closing") provided for in this Agreement will take place at the offices of Modlin Haftel & Nathan LLP, 777 Third Avenue, 30th Floor, New York, New York at 10:00 a.m. (local time) on Thursday, January 11, 2001, or at such other time and place as Buyer and Sellers may agree ("Closing Date").

3.   SUBORDINATED TERM PROMISSORY NOTES

         3.1 Term and Transferability. The outstanding principal balance and all accrued interest shall be due and payable to the holder of each Term Note on the fifth anniversary of the Closing (the "Maturity Date"). Transferability of the Term Notes shall be restricted to transfers to Designated Trusts upon prior written notice by the transferor to Buyer.


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         3.2 Interest. Interest shall be payable quarterly in cash, in arrears, and shall accrue on the then outstanding principal balance of the Term Notes at the 90-day LIBOR rate as of the Closing Date plus 150 basis points, per annum, adjusted quarterly on and as of the 10th day of April, July, October and January of each year following the Closing.

         3.3 Additional Conditions. Notwithstanding anything contained herein or in the Term Notes to the contrary, payments to be made under the Term Notes shall be subject to the terms and conditions of the Loan and Security Agreement between Fleet Capital Corporation and the Company, dated as of January 11, 2001 (the "Loan and Security Agreement"), relating thereto.

         3.4 Subordination. The Term Notes shall be subordinated, as more specifically set forth in the Term Notes, to present and future indebtedness or obligations of the Buyer, the Company and their Affiliates for borrowed money.

         3.5 Conversion. Upon ten (10) days written notice by either (i) the holder of a Term Note or (ii) the Buyer, to the other parties of the exercising party's intent to exercise their conversion right under a Term Note, the then outstanding principal pursuant to such Term Note shall be convertible into FPCX Shares as follows:

                  3.5.1 on the first anniversary of the Closing Date (the "First Anniversary") or any date thereafter through the Maturity Date, twenty-five percent (25%) of each Term Note may be converted, provided that during the thirty (30) days immediately preceding the First Anniversary or any thirty (30) day period thereafter through the Maturity Date, as the case may be, the FPCX Average Closing Share Price meets or exceeds the Target Price;

                  3.5.2 on the second anniversary of the Closing Date (the "Second Anniversary") or any date thereafter through the Maturity Date, up to an additional twenty-five percent (25%) of each Term Note may be converted, provided that during the thirty (30) days immediately preceding the Second Anniversary or any thirty (30) day period thereafter through the Maturity Date, as the case may be, the FPCX Average Closing Share Price meets or exceeds the Target Price;

                  3.5.3 on the third anniversary of the Closing Date (the "Third Anniversary") or any date thereafter through the Maturity Date, up to an additional twenty-five percent (25%) of each Term Note may be converted, provided that during the thirty (30) days immediately preceding the Third Anniversary or any thirty (30) day period thereafter through the Maturity Date, as the case may be, the FPCX Average Closing Share Price meets or exceeds the Target Price; and

                  3.5.4 on the fourth anniversary of the Closing Date (the "Fourth Anniversary") or any date thereafter through the Maturity Date, up to an additional twenty-five percent (25%) of each Term Note may be converted, provided that during the thirty (30) days immediately preceding the Fourth Anniversary or any thirty (30) day period thereafter through the Maturity Date, as the case may be, the FPCX Average Closing Share Price meets or exceeds the Target Price.


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Accrued interest on the portion of the Term Note being converted at the date of conversion shall be paid to the Sellers in cash. Subject to the Securities Act, Sellers and their Designated Trusts shall have the right to sell any FPCX Shares to satisfy any Taxes resulting from the conversion or convertibility of any portion of either Term Note or from any event that renders any portion of either Term Note taxable.

         3.6 Price Basis Upon Conversion. The price basis upon conversion, subject to adjustment as provided in the Term Notes for stock splits, stock dividends, or similar capital transactions, shall be $4.00 per share.


         3.7 Shareholder Approval. Notwithstanding anything in this Section 3 or in the Term Notes to the contrary, neither any holder of a Term Note nor the Buyer shall have the right to deliver any written notice provided for in Section
3.4 above to exercise their respective conversion rights under the Term Notes until such time as the Buyer obtains the approval of its shareholders to the extent necessary to comply with the shareholder approval requirement of the National Association of Securities Dealers, Inc. applicable to the Buyer.

4.   EARN-OUT

         4.1 Term. The Earn-Out Term shall be a five-year term commencing on January 1, 2001.

         4.2 Payments. Buyer shall annually make payments pursuant to the Earn-Out obligation subject to the provisions in this Section 4, as follows:

                  4.2.1 in the event that the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") in any one fiscal year during the Earn-Out Term exceeds $4,000,000, then Buyer shall pay to each of the Sellers, or their Designated Trusts, Two Hundred Fifty Thousand Dollars ($250,000) (such payments to aggregate Five Hundred Thousand Dollars ($500,000); provided that,

                  4.2.2 in the event that EBITDA in any one fiscal year during the Earn-Out Term exceeds $5,000,000, and in lieu of the payment provided for in Subsection 4.2.1, then Buyer shall pay to each of the Sellers, or their Designated Trusts, Three Hundred Thousand Dollars ($300,000) (such payments to aggregate Six Hundred Thousand Dollars ($600,000)).

         4.3  Calculation.

                  4.3.1 The Buyer (i) shall annually calculate EBITDA and its Earn-Out payment obligations and (ii) shall pay to the Sellers or their Designated Trusts all amounts currently due pursuant to the Earn-Out obligation within one hundred five (105) days following the end of each fiscal year of the Company. The Buyer shall provide such calculation in reasonable detail to Sellers or their Designated Trusts within ninety (90) days following the end of each fiscal year of the Company.


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                  4.3.2 Sellers or their Designated Trusts, collectively, shall have the right to challenge the Buyer's EBITDA calculation by filing a written notice with the Buyer within fifteen (15) Business Days of receipt of the Buyer's EBITDA calculation. If the parties cannot mutually agree on said calculation, then any disputed calculation shall be submitted for binding arbitration by an independent and nationally recognized accounting firm mutually acceptable to the Sellers or their Designated Trusts, acting collectively, and the Buyer, the decision of such accounting firm being final, absent manifest error. If the parties are unable to agree on an accounting firm, then the accounting firm of the disputing Seller or their Designated Trust, acting collectively, on the one hand, and the Buyer, on the other hand, shall designate an independent and nationally recognized accounting firm to serve as arbitrator.

         4.4 EBITDA. For purposes of the Earn-Out, EBITDA shall mean EBITDA, as prepared under GAAP on a basis consistent with the Company's prior practices, for the operations of the Company (including the Subsidiary set forth in Schedule 6.1.1 of the Disclosure Schedule), calculated on a stand-alone basis, exclusive of Buyer's corporate overhead, management fee, premium for key person life insurance covering each of the Sellers, and other Buyer's expenses allocated or charged to the Company and its Subsidiaries by the Buyer which are not directly related to the Company and its Subsidiaries, any acquisition-related income, fees and expense relating to this Agreement and the transactions contemplated hereby, and expenses not directly related to the Company's business. Any acquisition-related income, fees and expense relating to and any future acquisitions of the Buyer, the Company or their Subsidiaries and any interest and principal payments and related fees and expenses pursuant to the 24-Month Notes shall be excluded from the calculation of EBITDA unless the parties hereto shall mutually agree otherwise.

         4.5 Notwithstanding the foregoing, payment obligations pursuant to this
Section 4 which have not yet been earned shall terminate only upon (A) the resignation of employment of either James M. Willey or Thomas P. Willey during the four-year period immediately following the Closing Date, or (B) the resignation of employment of both James M. Willey or Thomas P. Willey during the fifth year immediately following the Closing Date; provided that upon resignation of either Seller during the fifth year immediately following the Closing Date the Buyer shall pay to the non-resigning Seller, or his Designated Trusts, one hundred percent (100%) of the payments which would have been due to both of the Sellers or their Designated Trusts pursuant to the Earn-Out obligation.

         4.6 Notwithstanding anything contained herein to the contrary, payments to be made under the Earn-Out shall be subject to the terms and conditions of the Loan and Security Agreement relating thereto. If such payments are not made as a result of the restrictions set forth in the Loan and Security Agreement, or otherwise, interest shall accrue on the then outstanding balance at the 90-day LIBOR rate as published in The Wall Street Journal plus 150 basis points on the date such payments are otherwise due.

5.   FPCX SHARES


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         5.1 Calculation of FPCX Shares. The number of FPCX Shares to be delivered, pursuant to Section 2.2.4, by Buyer to each of the Sellers or their respective Designated Trusts shall be equal to Seven Hundred Fifty-Six Thousand Two Hundred Fifty (756,250) shares (and, in the aggregate, One Million Five Hundred Twelve Thousand Five Hundred (1,512,500) shares).

         5.2 Transfer Restrictions. The FPCX Shares delivered to the Sellers or their respective Designated Trusts shall bear a legend restricting the transfer of such shares in accordance with this Agreement and federal and state securities laws as follows:

                           The holder, as well as their designees and
                  transferees, (i) shall not sell the securities represented by this certificate (the "FPCX Shares") during the twelve month period immediately following January 11, 2001, (ii) shall not sell more than twenty- five percent (25%) of the FPCX shares originally issued to the holder during each of the second and third twelve month periods following January 11, 2001, and
                  (iii) shall not sell more than fifty percent (50%) of the FPCX shares originally issued to the holder during each of the fourth or fifth twelve month periods following January 11, 2001; and provided that the holder of such shares may transfer such shares to the holder's spouse, any immediate descendants of the transferor or any trust for the exclusive benefit of any of the foregoing; and provided further that such holder shall provide Financial Performance Corporation with prior written notice of any such transfer.


         5.3  Piggyback Registrations.

                  5.3.1 Buyer shall notify Sellers or the Designated Trust Representatives (as defined below), if a Term Note or any FPCX shares have been transferred in accordance with Sections 3.1 or 5.2, respectively, in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Buyer (including, but not limited to, registration statements relating to secondary offerings of securities of the Buyer, but excluding registration statements relating to employee benefit plans and corporate reorganizations) and will afford each Seller or their Designated Trusts, through the Designated Trust Representatives, an opportunity to include in such registration statement all or part of such Registerable Securities held by such Sellers or their Designated Trusts. Each Seller or their Designated Trusts, through the Designated Trust Representatives, desiring to include in any such registration statement all or any part of the Registerable Securities held by it shall, within twenty (20) days after receipt of the above-described notice from the Buyer, so notify the Buyer in writing. Such notice shall state the number of Registerable Securities proposed to be included and the intended method of disposition of the Registerable Securities by such Sellers or their Designated Trusts. If a Seller or their Designated Trust, through his Designated Trust Representatives, decides not to include all of its Registerable Securities in any registration


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statement thereafter filed by the Buyer, such Seller or their Designated Trust, as the case may be, shall nevertheless continue to have the right to include any of its Registerable Securities in any subsequent registration statement or registration statements as may be filed by the Buyer with respect to offerings of its securities, all upon the terms and conditions set forth in this Section 5.3.

                  5.3.2 If the registration statement under which the Buyer gives notice under this Section 5.3 is for an underwritten offering, the Buyer shall so advise the Sellers or the Designated Trust Representatives. In such event, the right of any such Sellers or their Designated Trusts to include such Registerable Securities in a registration pursuant to this Subsection 5.3.2 shall be conditioned upon such Sellers' or their Designated Trusts' participation in such underwriting and the inclusion of such person's Registerable Securities in the underwriting to the extent provided herein. The Sellers, or their Designated Trusts, , through the Designated Trust Representatives, proposing to distribute their Registerable Securities through such underwriting shall enter into an underwriting agreement upon the terms of underwriting as agreed upon between the Buyer and the underwriter or underwriters selected by the Buyer for such underwriting. Notwithstanding any other provision of this Agreement, if the underwriter determines in its sole discretion that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated first to the Buyer, and second to the Sellers or their Designated Trusts and any other present or future shareholders of the Buyer having "piggyback" registration rights on a pro rata basis. In such event, the Buyer shall use its best efforts so that the aggregate amount of securities of the selling Sellers or their Designated Trusts included in the registration shall not be reduced below ten percent (10%) of the total amount of securities included in such registration.

                                    5.3.3 If the registration statement under
                  which the Buyer gives notice under this Section 5.3 is for non-underwritten offering in which the Buyer is selling shares, the Buyer shall so advise the Sellers or their Designated Trust Representatives. In such event, the right of any such Sellers or their Designated Trusts to include such Registerable Securities in a registration pursuant to this Subsection 5.3.3 shall be conditioned upon such Sellers' or their Designated Trusts' participation in such offering and the inclusion of such person's Registerable Securities in the offering to the extent provided herein. The Sellers, or their Designated Trusts,


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                  through the Designated Trust Representatives, proposing to distribute their Registerable Securities through such offering shall enter into an agreement upon the terms of the offering as reasonably proposed by the Buyer. Notwithstanding any other provision of this Agreement, if the Buyer determines in its sole discretion that marketing factors require a limitation of the number of shares to be offered in an offering under this subsection, the number of shares that may be included in the offering shall be allocated first to the Buyer, and second to the Sellers or their Designated Trusts and any other present or future shareholders of the Buyer having "piggyback" registration rights on a pro rata basis. In such event, the Buyer shall use its best efforts so that the aggregate amount of securities of the selling Sellers or their Designated Trusts included in the registration shall not be reduced below ten percent (10%) of the total amount of securities included in such registration.

                  5.3.4 Notwithstanding any other provision of this Section 5, the Sellers or their Designated Trusts shall have piggyback rights no less favorable than piggyback rights granted to William Lilley III and Larry DeFranco, and Persons obtaining such piggyback rights subsequent to the Closing in connection with an acquisition consummated by the Buyer or an Affiliate of the Buyer.

         5.3.5 James M. Willey, individually and as trustee of the James M. Willey Trust - 1995, appoints and designates James M. Willey as the representative of his Designated Trust and Thomas P. Willey, individually and as trustee of The Thomas P. Willey Revocable Trust of 1998, appoints and designates Thomas P. Willey as the representative of his Designated Trust (each, the respective "Designated Trust Representative") to receive all demands and notices on or with respect to a Designated Trust, as such Designated Trust's true and lawful attorney-in-fact and agent, and for such Designated Trust and in such Designated Trust's name, to (a) receive all demands, notices or other communications directed to such Designated Trust under Section 5 of this Agreement and to take any action (or to determine to refrain from taking any action) with respect thereto as he may deem appropriate as effectively as such Designated Trust could act for itself and (b) execute and deliver all instruments and documents of every kind incident to the foregoing with the same effect as if such Designated Trust had executed and delivered such instruments and documents personally. Accordingly, any demands, notices or other communications directed to the Designated Trust hereunder shall be deemed effective if given to the Designated Trust Representative. Upon the death, resignation or incapacity of the Designated Trust Representative, a successor shall be appointed by the Sellers within the thirty (30) day period immediately following the date of such death, resignation or incapacity, and such successor shall either be a Seller or any other person reasonably acceptable to Buyer who shall agree in writing to accept such appointment in accordance with the terms hereof. The resignation of any Designated Trust Representative shall not be effective until a successor Designated Trust Representative has been appointed, and has accepted such appointment in accordance with the


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provisions of this Section 5.3.5. The selection of a successor Designated Trust
Representative appointed in any manner permitted in this Section 5.3.5 shall be final and binding upon all of the Designated Trusts and written notice of such selection and appointment shall be provided to Buyer promptly.

6.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS

         The Sellers, jointly and severally, covenant, warrant and represent to the Buyer as follows:

         6.1 Corporate Organization; Good Standing. True, correct and complete copies of the Company's Certificate of Incorporation, as amended, or Deed of Incorporation, as the case may be and By-Laws of each of the Company and the Subsidiary, certified by an Officer of the Company, are attached as Exhibit 6.1. The Company:

                  6.1.1 is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire. Attached hereto as
Schedule 6.1.1 of the Disclosure Schedule is a list of the Subsidiaries of the Company, if any, setting forth the authorized and issued capital stock and ownership interest of each of such Subsidiaries;

                  6.1.2 and each of its Subsidiaries has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and to enter into and perform its obligations under this Agreement, and the transactions contemplated hereby; and

                  6.1.3 and each of its Subsidiaries, except as set forth on
Schedule 6.1.3 of the Disclosure Schedule, has duly qualified and are authorized to do business and are in good standing as a foreign corporation in each jurisdiction where the nature and conduct of its business requires. Schedule
6.1.3 of the Disclosure Schedule sets forth each jurisdiction in which the Company is authorized to do business as a foreign corporation.

         6.2 Capitalization. The authorized equity securities of the Company consist of three hundred (300) shares of common stock, no par value, of which three hundred (300) shares were issued and outstanding immediately prior to the redemption described in Section 12.2 of this Agreement and one hundred sixty-eight (168) shares are issued and outstanding immediately following the redemption described in Section 12.2 of this Agreement. Sellers are, and will be as of the Closing, the legal and beneficial owners of the Shares. All of the issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act.

         6.3 Title to Shares; Authority. James M. Willey as trustee of the James
M. Willey Trust - 1995 and Thomas P. Willey as trustee of The Thomas P. Willey Revocable Trust of 1998 have valid legal and beneficial title and interest in and to all of the James Willey Stock, Thomas Willey Stock, as well as those shares redeemed pursuant to Section 12.2 of this Agreement, respectively, free and clear of any and all liens, encumbrances, equities and claims, and have the full right, power and authority to sell, transfer and deliver such shares as provided in this Agreement.

         6.4 Legal, Valid and Binding Obligations. This Agreement and any other documents executed by or on behalf of the Sellers or the Company in connection with the transactions contemplated in this Agreement hereby or thereby each constitutes the legal, valid and binding obligation of the Sellers and the Company, enforceable in accordance with the respective terms hereof and thereof, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by equitable principles.

         6.5 Contracts. Except as set forth on Schedule 6.5 of the Disclosure Schedule, each Seller is not a party to any contract or agreement affecting or relating to the Shares, as well as those shares redeemed pursuant to Section
12.2 of this Agreement, other than the Shareholder Agreement, the agreement for redemption as set forth in Section 12.2 of this Agreement, and the Voting Agreement referred to in Sections 10.9 and 11.10 of this Agreement, or to any contract, arrangement or understanding with the Company or any Affiliate of the Company.

         6.6 Title to Properties. The Company and its Subsidiary has good and marketable ownership, title and interest to its properties and assets reflected on the Company's Financial Statements or acquired by it since the Company's Balance Sheet Date (other than properties and assets disposed of in the ordinary course of business since the Company's Balance Sheet Date), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except for those set forth on Schedule 6.6 of the Disclosure Schedule, liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company or its Subsidiary, including without limitation, the ability of the Company or its Subsidiary to secure financing using such properties and assets as collateral. To the Sellers' and the Company's knowledge, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of either the Company's or its Subsidiary's properties and assets for their respective intended uses and purposes, or the value of such properties, and the Company and its Subsidiary have not received notice of any special assessment proceedings which would affect such properties and assets. The Company and its Subsidiary owns or has valid leases or licenses to use all tangible properties necessary to conduct its business substantially in the manner in which it is presently being conducted.

         6.7 Patents, Trademarks, Etc. Set forth in Schedule 6.7 of the Disclosure Schedule, and incorporated herein, is a list of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company or its Subsidiary, or of which the Company or its

Subsidiary is a licensor or licensee or in which the Company or its Subsidiary has any right. To the Sellers' and the Company's knowledge, the Company and its Subsidiary owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, "Intellectual Property") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the Sellers' and the Company's knowledge, threatened to the effect that the operations of the Company or its Subsidiary infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the Sellers' and the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company or its Subsidiary, or which the Company or its Subsidiary otherwise has the right to use, is invalid or unenforceable by the Company or its Subsidiary, and, to the Sellers' and the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). All prior art known to the Company which may be or may have been pertinent to the examination of any United States patent or patent application listed in Schedule 6.7 of the Disclosure Schedule has been cited to the United States Patent and Trademark Office.

         6.8 Leasehold Interests. Each lease or agreement to which the Company is a party or under which it is a lessee of any property, real or personal, is a valid and existing agreement, duly authorized and entered into, without any default of the Company or its Subsidiary thereunder and, to the Sellers' and the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company or its Subsidiary under any such lease or agreement or, to the Sellers' and the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the Sellers' and the Company's knowledge, no claim has been asserted against the Company or its Subsidiary adverse to its rights in such leasehold interests. Schedule 6.8 of the Disclosure Schedule sets forth all of such leases with complete details as to rent, term and security deposits.

         6.9 Material Contracts. Schedule 6.9 of the Disclosure Schedule contains a list of all presently existing contracts, agreements and commitments (or group of related contracts, agreements and commitments with the same party) that includes a commitment and/or obligation equal to or exceeding $25,000 or which is otherwise material to the Company or Subsidiary, to which the Company or the Subsidiary, as the case may be, is a party or by which it is bound (the "Contracts"). All such instruments are valid and enforceable in accordance with their terms and, to the knowledge of Sellers and the Company, the Company has complied with all the provisions of such Contracts and are not in default thereunder, and Sellers and the Company are not aware of any defaults by the other parties thereto, nor does any condition of it exist that with notice or lapse of time or both would constitute a default. Sellers have furnished to Buyer, and Buyer acknowledges receipt of, complete copies of such documents. Sellers have provided to Buyer, and Buyer acknowledges receipt of, a list of customer purchase orders to be filled after the Closing.

         6.10 Loans and Advances. Except as set forth in Schedule 6.10 of the Disclosure Schedule, the Company does not have any outstanding loans or advances to any Person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company in accordance with past practices and incurred during the ordinary course of business.

         6.11 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other Person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business as set forth in Schedule 6.11 of the Disclosure Schedule.

         6.12 Significant Customers and Suppliers. Set forth on Schedule 6.12 of the Disclosure Schedule, and incorporated herein, is a list of the twenty-five
(25) largest customers of and suppliers to the Company and each supplier of the Company which accounted for in excess of $25,000 of sales to the Company during the fiscal years ended December 31, 1999 and December 31, 1998 and from January 1, 2000 through October 31, 2000, and the dollar volume of business with each such customer for the fiscal years ended December 31, 1999 and 1998 and from January 1, 2000 through October 31, 2000. No current customer or supplier, during the period covered by the Company's Financial Statements or which has been significant to the Company thereafter, has terminated, materially reduced or, to the Sellers' or the Company's knowledge, threatened to terminate or materially reduce its purchases under existing contracts or provision of products or services to the Company, as the case may be.

         6.13 Broker. Except as set forth on Schedule 6.13 of the Disclosure Schedule, Sellers and the Company have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or other similar payment in connection with this Agreement or the transactions contemplated hereby.

         6.14 Taxes. All tax returns required to be filed by the Company and its Subsidiary in any jurisdiction have been timely and accurately filed and all Taxes, assessments, fees and other governmental charges upon the Company and its Subsidiary or upon any of their properties, income or franchises, which are shown to be due and payable in such returns have been paid except for such taxes, assessments, fees and other governmental charges set forth on Schedule
6.14 of the Disclosure Schedule, and incorporated herein, the payment of which are being contested by the Company in good faith by appropriate proceedings and with respect to which the Company has set aside on its books reserves in accordance with GAAP. The Company and its Subsidiary has filed all required Tax Returns for all taxable years or periods which ended on or prior to the Closing Date, and, to the Sellers' and the Company's knowledge, all Federal and state tax liabilities of the Company for such years have been satisfied. The Company has not executed any waiver or waivers that would have the effect of extending the applicable statute of limitations in respect of tax liabilities. Except as set forth on Schedule 6.14 of the Disclosure Schedule, the Company and the Sellers do not know of any proposed additional tax assessment against the Company and its Subsidiaries for which provision has not been made on its accounts, and no controversy in respect of additional Federal or state taxes due is pending or, to the Sellers' and the Company's knowledge, threatened. Except as set forth on Schedule 6.14 of the Disclosure Schedule, the Company and the Sellers are not aware of any audit or challenge for any federal or state tax liability for any period by the Internal Revenue Service or any state taxing authority. The provisions for Taxes on the books of the Company are deemed adequate in all material respects by the Company. The Company has delivered to the Buyer true and correct copies of federal and state income tax returns for all years in which the statute of limitations has not expired.

         6.15 Machinery and Equipment. Schedule 6.15 of the Disclosure Schedule sets forth a true, correct and complete list of all material machinery and equipment, all machinery and equipment having a fair market value of over ten thousand dollars ($10,000) and any lease agreement, security interest or financing arrangement relating to same, as of the date hereof, which are used in or relate to the business of the Company and its Subsidiary and all lease agreements and financing agreements relating thereto and all agreements or instruments granting a security interest therein. All items of machinery, equipment and other tangible personal property used in the Company's and its Subsidiary's business have been maintained and repaired in the normal course of the Company's and its Subsidiary business.

         6.16 Inventory. The Company's inventory reflected in the Company Financial Statements for the year ending December 31, 1999 and acquired by the Company during the period from January 1, 2000 through the Closing Date are of good and merchantable quality, usable and saleable within twelve (12) months of the Closing Date subject to reserves consistent with the Company's past practices, and at a customary gross profit consistent with the average gross profit of the Company for the twelve month period ending December 31, 1999, except as reserved against in the Company's Financial Statements.

         6.17 Financial Statements and Records. The Sellers have delivered to the Buyer the Company's financial statements, including the notes thereto, for the years ending December 31, 1997 and 1998 reviewed by G.T. Reilly & Company and for the year ending December 31, 1999 audited by G.T. Reilly & Company, and for the eleven (11) month period ended November 30, 2000 (unaudited), copies of which are attached hereto as Exhibit 6.17 (collectively, the "Company's Financial Statements"). The Company's Financial Statements fairly present the financial position of the Seller as of November 30, 2000 (the "Company's Balance Sheet Date") and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP applied on a basis consistent with the Company's prior practices, except, in the case of interim financial statements, for normal year-end audit adjustments and the absence of footnotes. The books and records of the Company fully and fairly reflect all of its transactions, properties, assets and liabilities. The Company's Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein. The Sellers have delivered to the Buyer a Closing Date Balance Sheet in the form attached hereto as

Schedule 6.17 of the Disclosure Schedule (the "Closing Date Balance Sheet") As of the date hereof, $2,869,389 (the cash represented on the Closing Date Balance Sheet), plus $4,500,000 (the trailing twelve months EBITDA for the year ended 12/31/00), multiplied by 2.5, minus $8,000,000 ($6,119,389), is sufficient to serve the Company's existing business.

         6.18 No Undisclosed Liabilities. The Company and its Subsidiary has no liabilities or obligations of any nature, whether known or unknown and whether absolute, accrued, contingent, or otherwise, except for liabilities or obligations reflected or reserved against in the Company's Financial Statements and current liabilities incurred in the ordinary course of business since the Company's Balance Sheet Date which do not have and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         6.19 Absence of Certain Changes and Events. Except as set forth in
Schedule 6.19 of the Disclosure Schedule, since December 31, 1999, the Company and its Subsidiaries have conducted their business only in, and have not engaged in any transaction other than according to, the ordinary and usual course of such business in a manner consistent with its past practice, and, subject thereto, there have not been (i) any changes in the business, condition (financial or otherwise), results of operations of the Company or its Subsidiaries or any development or combination of developments of which the Company has knowledge that, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or its Subsidiaries, whether or not covered by insurance; (iii) any distribution of or with respect to the Shares or the shares redeemed pursuant to Section 12.2 of this Agreement;
(iv) any change by the Company in its accounting practices, principles or methods; or (v) any increase in the compensation, benefits or term of employment of officers or employees of the Company or its Subsidiaries (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment).

         6.20 Insurance. The Company is insured and has been insured since January 1, 1999, under various policies of fire, liability and other forms of insurance as set forth on Schedule 6.20 of the Disclosure Schedule (specifying the insurer, the policy number and the aggregate limit, if any, of the insurer's liability thereunder), which policies are in full force and effect, valid and enforceable in accordance with their terms and provide adequate insurance for the business of the Company and its assets and properties.

         6.21 Accounts Receivable. All accounts receivable reflected in the Company's Financial Statements and all accounts receivable arising after the date thereof up to and including the date hereof (to the extent not heretofore or theretofore collected) arose from bona fide transactions in the ordinary course of business and will be fully collectible in the ordinary course of business without resort to litigation, except to the extent of any provision or reserve established with respect thereto in accordance with GAAP.

         6.22     Employee Benefit Plans.

                  6.22.1 Schedule 6.22 of the Disclosure Schedule sets forth each employee benefit plan which the Company currently sponsors or to which the Company contributes as well as each employee benefit plan which the Company sponsored or to which the Company contributed since January 1, 1995. The Company and each of the Sellers is not, and has not been since January 1, 1995, an Affiliate of any other Person other than the Company.

                  6.22.2 The Company (i) has satisfied all respective contribution obligations in respect of each employee benefit plan, and (ii) is and has at all times been in compliance in all material respects with all applicable provisions of the federal Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), with respect to each such plan. No employee benefit plan or trust created thereunder has at no time incurred any accumulated funding deficiency (as such term is defined in Section 302 of ERISA), whether or not waived.

                  6.22.3 Neither the Company nor any employee benefit plan thereof, or any trust created thereunder or any trustee or administrator thereof, has engaged in any prohibited transaction (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) that would subject any person to the penalty or tax on such transactions imposed by Section 502 of ERISA or 4975 of the Code. As used in this Section 6.22, the term "employee benefit plan" shall have the meaning specified in Section 3 of ERISA.

         6.23 Environmental. To the knowledge of the Sellers or the Company, (i) the Company and its assets and business, and all real properties owned by the Company and/or at which the Company's assets or business are or have been operated (the "Properties"), are now and at all times have been, in compliance with all Environmental Laws (as herein defined) and Environmental Permits (as herein defined); (ii) except as set forth in Schedule 6.23 of the Disclosure Schedule, there is not now nor has there been any storage, handling, use, disposal or Release (as herein defined) of any Hazardous Materials (as herein defined) on, at, in or under any of the Properties and there are no Hazardous Materials within any structure on any of the Properties requiring remediation, decommissioning, decontamination, abatement or removal pursuant to Environmental Laws; (iii) there are no above or below ground tanks or reservoirs used or installed for the purpose of storage or containment of Hazardous Materials at, on or under any of the Properties; (iv) copies of all notices, notices of violation, citations, inquiries, information requests or demands and complaints which the Company or the Seller has received respecting any alleged violation of or non-compliance with any Environmental Law or Environmental Permit are appended to Schedule 6.23 of the Disclosure Schedule, and all such violations and non-compliance alleged in such documents have been corrected by the Company to the satisfaction of the applicable governmental agency; (v) there are no Claims pending or, to the knowledge of the Company or the Sellers, threatened against the Sellers, the Company or the Company's assets or business or any of the Properties under Environmental Laws; (vi) the Company possesses all Environmental Permits which are required for the operation of its assets and business at the Properties as the same are currently being operated; (vii) all Environmental Permits issued to the Company are disclosed in Schedule 6.23 of the Disclosure Schedule, and Seller has delivered copies of all such Environmental Permits to Buyer; (viii) Seller and the

Company shall take all necessary actions to have any Environmental Permits issued to the Seller or the Company, which by their terms or by operation of law will expire or otherwise become ineffective on or before the Closing Date, renewed or reissued to the Company prior to the Closing Date so as to allow Buyer to continue the operation of the Company's assets and business without interruption after the Closing Date; (iv) Schedule 6.23 of the Disclosure Schedule sets forth all environmental studies, reports, audits, summaries, proposals, recommendations, work plans and field and laboratory data in Seller's or the Company's possession, custody or control relating or referring to environmental conditions or the presence or Release of Hazardous Materials on, at, under or emanating from any of the Properties, including without limitation, with respect to any soil, surface water or groundwater contamination at any of the Properties and Seller or the Company has delivered copies of such documents to Buyer. As used in this Agreement,

                  6.23.1 "Environmental Laws" means all federal, state, regional, county, and local statutes, ordinances, rules, regulations, policies, orders, decrees, guidances, directives, judgments, arbitration awards and common law, which pertain to public health and safety, damage to or protection of the environment, pollution or contamination of any type whatsoever and Releases of Hazardous Materials into the environment;

                  6.23.2 "Environmental Permits" means licenses, permits, registrations, authorizations, certificates, approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws;

                  6.23.3 "Hazardous Materials" means any substance, materials or waste, whether solid, liquid or gaseous, and any pollutant or contaminant, that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or hazardous, or that is defined, listed, regulated, controlled or limited by any Environmental Law or for which a standard is set by any Environmental Law, and

                  6.23.4 "Release" means any intentional or unintentional spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping, release, burial, pumping, pouring, emptying or dumping into the environment in violation of environmental laws in violation of Environmental Laws.

         6.24 Litigation. Other than as set forth on Schedule 6.24 of the Disclosure Schedule, there is no litigation, or judicial or administrative actions or proceedings pending or, to the knowledge of Sellers or the Company, threatened against or relating to the Company or its Subsidiary, their respective properties or business, nor to the knowledge of Sellers or the Company is there any basis for any such action, or for any governmental investigation relative to the Company or its Subsidiary, their respective properties or business, which, either individually or in the aggregate, would have a Material Adverse Effect on the Company, or on the properties or operations of the Company's or its Subsidiary's business, or which might prevent or hinder the consummation of the transactions contemplated by this Agreement.

         6.25 Compliance with Law. Without otherwise limiting in any way the other representations and warranties in this Section 6, the Company (a) has not been, to its knowledge, within the last five (5) years, and is not currently, in violation or default of any laws, ordinances, governmental rules or regulations, orders, judgments, decrees or rulings of any arbitration board, or governmental, regulatory or judicial authority to which it is subject, which violation or default could reasonably be expected to have a Material Adverse Effect and (b) has not failed to obtain any licenses, permits, franchises or other governmental authorizations for which the failure to obtain would have a Material Adverse Effect on the ownership of its properties or to the conduct of its business.

         6.26 Governmental Consent. Except for federal and state securities laws, no consent, approval or authorization of, or filing, registration or qualification with, any Person is necessary or required on the part of the Sellers in connection with the execution and delivery of this Agreement and the documents and transactions contemplated hereby to which the Sellers are parties, compliance with the terms hereof or thereof, or in connection with the offer, issue, sale or delivery of the Shares.

         6.27 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement conflicts or will conflict with or results or will result in a breach of the terms, conditions or provisions of, or constitute, or will on the Closing Date constitute, a default under, the Certificate of Incorporation or the By-Laws of the Company or, except as set forth on Schedule 6.27 of the Disclosure Schedule, a material breach or violation of or default under or grounds for termination of, or an event which with the lapse of time or notice and the lapse of time could cause a default under or breach or violation of, or grounds for termination of, any note, indenture, mortgage, license, title retention agreement or any other agreement or instrument to which either the Company or any of the Sellers, is a party or by which the Company or any of its assets is bound, or would result in the creation of any lien, charge or other security interest or encumbrance upon any property or asset or right of the Company, or violate, require consent or filings under any existing law, order, rule regulation, writ, injunction or decree of any union or any government, governmental department, commission, board, bureau, agency, body or court, domestic or foreign, having jurisdiction over the Company or any of its properties. No governmental authorization, approval, order, license, permit, franchise or consent, and no registration, declaration or filing with any governmental authority is required, in connection with the execution, delivery and performance of this Agreement by the Company and Sellers.

         6.28 Labor Matters. The Company has no union contracts with respect to any of its employees. The Company has not committed, and neither the Sellers nor the Company has received any notice of or claim that the Company has committed any unfair labor practice under applicable federal or state law. The Company is and has been in compliance in all material respects with all federal, state and local laws and regulations relating to employment and employment practices, including, but not limited to, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, Americans with Disabilities Act, state and local human rights laws, WARN, the Rehabilitation Act of 1974, the Occupational Safety and Health Act, state workers' compensation laws, state disability laws, state unemployment laws, the Immigration Reform and Control Act of 1986, the Equal Pay Act, the Family and Medical Leave Act and COBRA. The Company has not engaged in any violation of the common law relating to employment and employment contracts, including, but not limited to, wrongful discharge, breach of employment contract, intentional infliction of emotional distress, defamation, negligent retention, negligent hiring or negligent supervision, and the information contained in the personnel records of any of the Company's employees is true and correct in all material respects and was not recorded in violation of any applicable employment laws. Except as set forth on Schedule 6.28 of the Disclosure Schedule, the Company and its Subsidiary have no employment contract or arrangement, written or verbal, with any of its employees.

         6.29 Bank Accounts. Schedule 6.29 of the Disclosure Schedule sets forth
(i) the name and location of each bank, trust company, securities or other broker or other financial institution with which the Company or its Subsidiary has an account, credit line or safe deposit box or vault or otherwise maintains relations, (ii) the names of all signatories thereto and persons authorized to draw thereon or to have access to any safe deposit box or vault, and (iii) the names of all persons authorized by proxies, powers of attorneys or other instruments to act on behalf of the Company or its Subsidiary on matters concerning its business or affairs.

         6.30 Investor. Each Seller is a sophisticated investor with sufficient knowledge and experience in investing in companies similar to the Buyer so as to be able to evaluate the risks and merits of its investment in the Buyer and that he is financially able to hold the shares of the Buyer to be acquired by him and to bear the risks thereof. Each Seller is an "accredited investor" as defined under Rule 501 under the Securities Act.

         6.31 Full Disclosure. No representation or warranty of the Sellers or the Company in this Agreement, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in the light of the circumstances under which such statements were made, not misleading. There is no fact known to the Sellers or the Company that materially adversely affects the condition (financial or otherwise), operations or management of the Company that has not been set forth in this Agreement or in the other documents, certificates or statements furnished to the Buyer by or on behalf of the Sellers prior to the date hereof in connection with the transactions contemplated hereby. The financial projections heretofore supplied to Buyer were prepared by the Company and the Sellers in good faith on the basis of assumptions which assumptions were reasonable when made and such financial projections are not intended to be projections or assurances of future performance to be relied upon.

The failure to cross-reference an exception to a particular representation or warranty which appropriately appears in a section of any of the Disclosure Schedules to another applicable section of any of the Disclosure Schedules shall not be deemed a failure to disclose such exception.

7.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

         The Buyer covenants, warrants and represents to Sellers as follows:

         7.1 Corporate Organization; Good Standing. True, correct and complete copies of the Buyer's Certificate of Incorporation, as amended, and By-Laws, certified by the Secretary of the Buyer, are attached as Exhibit 7.1. The Buyer:

                  7.1.1 is a corporation duly organized, validly existing and in good standing under the laws of the State of New York;

                  7.1.2 and each of its Subsidiaries has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and, as the case may be, to enter into and perform its obligations under this Agreement, and the transactions contemplated hereby; and

                  7.1.3 and each of its Subsidiaries has duly qualified and are authorized to do business and are in good standing as a foreign corporation in each jurisdiction where the nature and conduct of its business requires.

         7.2 Capitalization. The authorized equity securities of the Buyer consist of sixty million (60,000,000) shares of which fifty million (50,000,000) shares are common stock, $0.01 par value per share, and ten million (10,000,000) shares are preferred stock, $.01 par value per share. The Buyer's common stock is traded on NASDAQ Small Cap exchange and as of July 31, 2000 there were eleven million four hundred fifty-eight thousand one hundred forty (11,458,140) shares of common stock of the Buyer issued and outstanding. All of the issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 7.2 of the Disclosure Schedules, the Buyer has no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Buyer. None of the outstanding equity securities or other securities of the Buyer was issued in violation of the Securities Act.

         7.3  Title to Shares; Duly Authorized.

                  7.3.1 The Buyer has the right to issue the FPCX Shares delivered to the Sellers or their Designated Trusts on the Closing Date pursuant to Section 2.2.4, and upon conversion of the 24-Month Notes to the Sellers or their Designated Trusts, and the FPCX Shares delivered to Kevin Kelly and Linda Henry on the Closing Date as provided in Section 11.9 hereof. Such shares are duly authorized, all necessary corporate action has been taken to issue such shares to the Sellers or their Designated Trusts and to Kevin Kelly and Linda Henry, and, when such shares are issued, they will be validly issued, fully paid, and non-assessable.


                  7.3.2 Subject to the provisions of Section 3.7 hereof, the Buyer has the right to issue the FPCX Shares to be delivered upon conversion of the Term Notes to the Sellers or their Designated Trusts pursuant to Section 3 hereof as contemplated by this Agreement, such shares are duly authorized, all necessary corporate action has been taken to issue such shares to the Sellers or their Designated Trusts, and, when such shares are issued, they will be validly issued, fully paid, and non-assessable.

         7.4 Legal, Valid and Binding Obligations; Authorized. This Agreement and any other documents executed by or on behalf of the Buyer in connection with the transactions contemplated hereby or thereby each constitutes the legal, valid and binding obligation of the Buyer, enforceable in accordance with the respective terms hereof and thereof, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by equitable principles. The execution, delivery and performance of this Agreement, the Term Notes, the 24-Month Notes and the other documents contemplated hereby by the
Buyer:

                  7.4.1 have been duly authorized by all necessary corporate action and do not, except as provided in Section 3.7 above, require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of the Buyer except such as have been duly obtained; and

                  7.4.2    are within the corporate powers of the Buyer.

         7.5 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement conflicts or will conflict with or results or will result in a breach of the terms, conditions or provisions of, or constitute, or will on the Closing Date constitute, a default under, the Certificate of Incorporation or the By-Laws of the Buyer or, except as set forth on Schedule 7.5 of the Disclosure Schedule, a material breach or violation of or default under or grounds for termination of, or an event which with the lapse of time or notice and the lapse of time could cause a default under or breach or violation of, or grounds for termination of, any note, indenture, mortgage, license, title retention agreement or any other agreement or instrument to which the Buyer, is a party or by which the Buyer or any of its assets is bound, or would result in the creation of any lien, charge or other security interest or encumbrance upon any property or asset or right of the Buyer, or violate, require consent or filings under any existing law, order, rule regulation, writ, injunction or decree of any union or any government, governmental department, commission, board, bureau, agency, body or court, domestic or foreign, having jurisdiction over the Buyer or any of its properties. Except as provided in Section 3.7 above, no governmental authorization, approval, order, license, permit, franchise or consent, and no registration, declaration or filing with any governmental authority is required, in connection with the execution, delivery and performance of this Agreement by the Buyer.

         7.6 Certain Proceedings. There is no pending action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any federal, state, local or foreign governmental or quasi-governmental body or arbitrator involving the Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, this Agreement or any of the transactions contemplated herein. To Buyer's knowledge, no such action, arbitration, audit, hearing, investigation, litigation, or suit has been threatened.

         7.7 No Undisclosed Liabilities. The Buyer has no liabilities or obligations of any nature, whether known or unknown and whether absolute, accrued, contingent, or otherwise which do not have and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except for liabilities or obligations reflected or reserved against in Buyer's most recent Form 10-QSB filed with the Securities and Exchange Commission (the "Form 10-QSB") and current liabilities incurred in the ordinary course of business since period ending date of such Form 10-QSB.

         7.8 Absence of Changes and Events. Since the period ending date of the Form 10-QSB, except as set forth in Schedule 7.8 of the Disclosure Schedule, the Buyer and its Subsidiaries have conducted their business only in, and have not engaged in any transaction other than according to, the ordinary and usual course of such business in a manner consistent with its past practice, and there have not been (i) any changes in the business, condition (financial or otherwise), results of operations of the Buyer or its Subsidiaries or any development or combination of developments of which the Buyer has knowledge that, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Buyer or its Subsidiaries, whether or not covered by insurance; (iii) any distribution of or with respect to the FPCX Shares; (iv) any change by the Buyer in its accounting practices, principles or methods.

         7.9 Broker. Buyer has incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or other similar payment in connection with this Agreement.

         7.10 Governmental Consent. Except for federal and state securities laws and as provided in Section 3.7 above, no consent, approval or authorization of, or filing, registration or qualification with, any Person is necessary or required on the part of the Buyer in connection with the execution and delivery of this Agreement and the other documents and transactions contemplated hereby to which the Buyer is a party, compliance with the terms hereof or thereof, or in connection with the offer, issue, sale or delivery of the FPCX Shares.

         7.11 Full Disclosure. No representation or warranty of the Buyer in this Agreement or any filings made by the Buyer pursuant to the Securities Act and Securities Exchange Act since November 1999, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in the light of the circumstances under which such statements were made, not misleading. There is no fact known to the Buyer that materially adversely affects the condition (financial or otherwise), operations or management of the Buyer that has not been set forth in this Agreement or in the other documents, certificates or statements furnished to the Sellers by or on behalf of the Buyer prior to the date hereof in connection with the transactions contemplated hereby.

The failure to cross-reference an exception to a particular representation or warranty which appropriately appears in a section of any of the Disclosure Schedules to another applicable section of any of the Disclosure Schedules shall not be deemed a failure to disclose such exception.

8.   SURVIVAL OF REPRESENTATION AND WARRANTIES; NON-WAIVER

         All representations and warranties shall survive the Closing for eighteen (18) months regardless of any investigation or lack of investigation by any of the parties hereto, except for the Sellers' representations and warranties with respect to Taxes, environmental matters, and employee benefit plans which shall survive for the period of the applicable statute of limitations, and except for the Sellers' representations and warranties with respect to title made in Section 6.3 and the Buyer's representations and warranties with respect to title made in Section 7.3 which shall survive forever. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver has occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

9.   LIMITATION OF LIABILITY

         Notwithstanding anything to the contrary in this Agreement, the maximum liability of the Sellers or their Designated Trusts, as the case may be, under this Agreement for indemnification or Claims asserted by Buyer, including, but not limited to, Claims for (i) any inaccuracy in or breach of any representation or warranty made by the Sellers to the Buyer herein, or (ii) the breach by Sellers of, or failure of Sellers to comply with, any of the covenants or obligations under this Agreement to be performed by the Sellers, shall be limited in the aggregate to seven million five hundred thousand dollars ($7,500,000), except, however, that the liability of the Sellers or their Designated Trusts, as the case may be, resulting from Fraud or a breach of Sellers' representations and warranties made with respect to title in Section
6.3 shall be limited to the Purchase Price received by the Sellers plus fifteen million three hundred forty thousand dollars ($15,340,000); provided, however, that in no event shall Sellers or their Designated Trust, as the case may be, be liable to Buyer for individual Claims of less than ten thousand dollars ($10,000); and provided further that in no event shall Sellers or their Designated Trust, as the case may be, be liable to Buyer in any respect or in any amount until the value of all Claims equals or exceeds three hundred fifty thousand dollars ($350,000), in which event Sellers or their Designated Trust, as the case may be, (subject to the minimum Claim requirement above) shall be liable only to the extent that any damages arising from such Claims exceed such amount. In no event shall the Sellers or their Designated Trusts, as the case may be, be liable for any amount in excess of the consideration received by Sellers or their Designated Trusts under the Buyer's obligations pursuant to Sections 2.2.2, 2.2.3, and 2.2.4, in that order, except in the case of indemnification or Claims asserted by Buyer resulting from (i) Fraud or (ii) a breach by Sellers of Sellers' representations and warranties made with respect to title in Section
6.3 in which case Sellers or their Designated Trusts, as the case may be, shall additionally be liable for the consideration received by Sellers or their Designated Trusts under the Buyer's obligations pursuant to Section 2.2.5 plus cash of fifteen million three hundred forty thousand dollars ($15,340,000), in that order, to the extent that the liability exceeds the consideration received by Sellers or their Designated Trusts, as the case may be, under the Buyer's obligations pursuant to Sections 2.2.2, 2.2.3, and 2.2.4. Notwithstanding anything to the contrary in this Agreement, neither the Sellers nor their Designated Trusts shall be liable for the aggregate amount of interest paid by the Buyer to the Sellers or their Designated Trusts pursuant to the Term Notes and the 24-Month Notes.

10.  CLOSING CONDITIONS OF BUYER

         The Buyer's obligation to purchase and pay for the Shares to be delivered to Buyer at the Closing shall be subject to the following conditions precedent:

         10.1 Delivery of Shares. Sellers shall deliver, or cause to be delivered, to Buyer certificates representing the Shares, duly endorsed (or accompanied by duly executed stock transfer powers).

         10.2 Articles of Incorporation and Certificates of Good Standing. Sellers shall deliver to Buyer at Closing:

                  10.2.1 a certified copy of the Company's Articles of Incorporation, as amended, issued by the Secretary of State of the State of New Hampshire within fifteen (15) days of the Closing Date;

                  10.2.2 a Certificate of Good Standing / Legal Existence of the Company issued by the Secretary of State of the State of New Hampshire within fifteen (15) days of the Closing Date; and

                  10.2.3   the current Bylaws of the Company and its Subsidiary.

         10.3 Closing Certificate. Sellers shall deliver to Buyer a certificate executed by Sellers representing and warranting to Buyer that each of the Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

         10.4     Employment Agreements.

                  10.4.1 James M. Willey shall have executed an employment agreement with the Company in a form substantially similar to attached Exhibit 10.4.1; and

                  10.4.2 Thomas P. Willey shall have executed an employment agreement with the Company in a form substantially similar to attached Exhibit 10.4.2.

         10.5 Legal Opinions. At Closing, the Buyer shall have received from McLane, Graf, Raulerson & Middleton Professional Association, counsel to Sellers in this transaction, its opinion dated the Closing Date, in form and substance reasonably satisfactory to the Buyer and its counsel, Modlin Haftel & Nathan LLP, and covering such matters as the Buyer and such counsel may require.

         10.6 Certificate of the Secretary. The Sellers shall deliver to the Buyer at Closing a certificate of the Company's corporate secretary, in a form reasonably acceptable to Buyer and their counsel, certifying as to the Company's articles of incorporation, bylaws, capitalization, and the incumbency of officers.

         10.7 Shareholders Agreement. Sellers shall deliver to Buyer a termination of the Shareholders Agreement dated November 11, 1998 (the "Shareholder Agreement") by and among the Company and the Sellers.

         10.8 Certificate of Authority. Sellers shall deliver to Buyer a Certificate of Authority for the Trustee of each of the Designated Trusts.


         10.9 Voting Agreement. Sellers and certain other shareholders of Buyer shall deliver an agreement of Buyer, Sellers and such other shareholders pursuant to which Buyer shall call a shareholders meeting at which Sellers and such other shareholders shall vote their shares of Common Stock of the Buyer in favor of the proposal referenced in Section 3.7 above, seeking, among other matters, shareholder approval of the conversion rights contained in the Term Notes.

11.  CLOSING CONDITIONS OF SELLERS

                  The Sellers' obligations to sell and transfer the Shares to be delivered to Buyer at the Closing shall be subject to the following conditions precedent:

         11.1 Buyer shall deliver to Sellers or their Designated Trusts:

                  11.1.1 [Intentionally Left Blank]

                  11.1.2 Two Term Notes in a form substantially similar to
Exhibit 2.2.2;

                  11.1.3 Two 24-Month Notes in a form substantially similar to
Exhibit 2.2.5; and

                  11.1.4 Certificates representing such number of duly authorized and validly issued FPCX Shares as provided in Section 5.1.

         11.2 Articles of Incorporation and Certificates of Good Standing. Buyer shall deliver to Sellers at Closing:

                  11.2.1 a certified copy of the Buyer's Articles of Incorporation, as amended, issued by the Secretary of State of the State of New York within fifteen (15) days of the Closing Date;

                  11.2.2 a Certificate of Good Standing / Legal Existence of the Buyer issued by the Secretary of State of the State of New York within fifteen
(15) days of the Closing Date; and

                  11.2.3 the current Bylaws of the Buyer.

         11.3 Closing Certificate. Buyer shall deliver to Sellers a certificate executed by a duly authorized officer of the Buyer representing and warranting to Sellers that each of the Buyer's representations and warranties in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date.

         11.4 Employment Agreements.

                  11.4.1 James M. Willey shall have executed an employment agreement with the Company in a form substantially similar to attached Exhibit 10.4.1.

                  11.4.2 Thomas P. Willey shall have executed an employment agreement with the Company in a form substantially similar to attached Exhibit 10.4.2.

         11.5 Legal Opinions. At Closing, the Sellers shall have received from Modlin Haftel & Nathan LLP, counsel to Buyer in this transaction, its opinion dated the Closing Date, in form and substance reasonably satisfactory to the Sellers and their counsel, McLane, Graf, Raulerson & Middleton Professional Association, and covering such matters as the Sellers and such counsel may require.

         11.6 Certificate of the Secretary. The Buyer shall deliver to the Sellers at Closing a certificate of the Buyer's corporate secretary, in a form reasonably acceptable to Sellers and their counsel, certifying as to the Buyer's articles of incorporation, bylaws, capitalization, and the incumbency of officers.

         11.7 Resolutions. The Buyer shall deliver to the Sellers at Closing certified resolutions of the Buyer's board of directors approving this Agreement and the transactions contemplated hereby.

         11.8 Approval of Senior Lender. Buyer shall deliver to the Sellers at Closing evidence of Fleet Capital Corporation's acknowledgement, acceptable to Sellers of the payment obligations of the Buyer pursuant to the Term Notes and the 24-Month Notes, subject to Section 8.2.15 of the Loan and Security Agreement dated the date hereof between Fleet Capital Corporation and the Company.

         11.9 FPCX Shares to Mr. Kelly and Ms. Henry.

                  11.9.1 The Buyer shall deliver to Kevin Kelly at or before Closing thirty thousand (30,000) shares of FPCX Shares.

                  11.9.2 The Buyer shall deliver to Linda Henry at or before Closing twenty thousand (20,000) shares of FPCX Shares.


         11.10 Voting Agreement. Sellers and certain other shareholders of Buyer shall deliver an agreement of Buyer, Sellers and such other shareholders pursuant to which Buyer shall call a shareholders meeting at which Sellers and such other shareholders shall vote their shares of

Common Stock of the Buyer in favor of the proposal referenced in Section 3.7 above, seeking, among other matters, shareholder approval of the conversion rights contained in the Term Notes.

12.  POST-CLOSING COVENANTS

         12.1 Capital Contribution. The Buyer shall, immediately after the Closing, make a capital contribution of five million five hundred thousand dollars ($5,500,000) to the Company.


         12.2 Redemption. The Company shall, immediately after the Closing, redeem sixty-six (66) shares of the Company's common stock held by each of the Sellers.

         12.3 The Buyer and Sellers agree that following the Closing, each shall execute and deliver such documents, instruments, certificates, notices or other further assurances as counsel of the requesting party shall reasonably deem necessary or desirable to complete consummation of this Agreement and the transactions contemplated hereby.

         12.4     Tax Matters.

                  12.4.1 Cooperation. The Sellers shall cooperate fully with the Company in connection with its filing of tax returns required to be filed by the Company in any jurisdiction and with any audit, litigation or other proceeding with respect to Taxes related to the operation of the Company prior to Closing. The Buyer shall cooperate fully with the Sellers in connection with any audit, litigation or other proceeding with respect to Taxes related to the operation of the Company prior to Closing. Such Cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Sellers agree to provide Buyer with any tax returns required to be filed for periods prior to the Closing Date within a reasonable time prior to filing.

         12.5 Reservation of Shares. For so long as there is an outstanding balance on either the Term Notes or the 24-Month Notes, Buyer shall reserve such number of shares of common stock of the Buyer as may be issuable from time to time upon exercise of the conversion rights provided in such Term Notes and 24-Month Notes.

         12.6 Post-Closing. The Buyer will prepare and submit to its shareholders, as soon as practicable following the Closing, a proxy statement, prepared in accordance with the rules and regulations of the Securities and Exchange Commission, including, among other matters, a proposal seeking shareholder approval of the conversion rights contained in the Term Notes. The Board of Directors of the Buyer will recommend that the shareholders of the Buyer vote in favor of the proposal. The Buyer will use its best efforts to obtain such shareholder approval.

         12.7 Management Fee. For so long as there is an outstanding balance on either of the Term Notes or on either of the 24-Month Notes, Buyer's management fee and any other fees or distributions payable by the Company to the Buyer shall not be paid if such payment shall (i) constitute an Event of Default of the Company, as that term is defined in the Loan and Security Agreement between Fleet Capital Corporation and Willey Brothers, Inc., or trigger a prohibition of any payments under the Term Notes or 24-Month Notes under said Loan and Security Agreement, or (ii) constitute an event of default under any future indebtedness for borrowed money and triggers a prohibition of any payment under the Term Notes or 24-Month Notes.

13.  INDEMNIFICATION

         13.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Section 13.

         13.2 Sellers' Indemnification Obligations.

                  13.2.1 The Sellers and their Designated Trust, to the extent of their receipt of any of the Purchase Price plus fifteen million three hundred forty thousand dollars ($15,340,000) and subject to the limitation set forth in
Section 9, shall jointly and severally indemnify, save and keep Buyer and its successors and assigns (each a "Buyer Indemnitee" and collectively, the "Buyer Indemnities") harmless against and from all Claims sustained or incurred by any Buyer Indemnitee, as a result of or arising out of or by virtue of (i) any inaccuracy in or breach of any representation or warranty made by the Sellers to the Buyer herein or in any closing document delivered to the Buyer in connection therewith; or (ii) the breach by Sellers of, or failure of Sellers to comply with, any of the covenants or obligations under this Agreement to be performed by the Sellers.

                  13.2.2 Buyer Indemnities shall be entitled to make claims for indemnification for a period of eighteen (18) months following the Closing Date, except for claims for indemnification with respect to the Sellers' representations and warranties with respect to Taxes, environmental matters, and employee benefit plans which Buyer Indemnities shall be entitled to make for a period equal to the unexpired term of the applicable statute of limitations, and except for claims for indemnification with respect to the Sellers' representations and warranties with respect to title made in Section 6.3 and Fraud which the Buyer Indemnities shall be entitled to make forever.

         13.3 Buyer's Indemnification Obligations.

                  13.3.1 Buyer shall indemnify, save and keep the Sellers and their respective heirs and personal representatives ("Seller Indemnities"), harmless against and from all Claims of any Seller Indemnitee, as a result of or arising out of or by virtue of (i) any inaccuracy in or breach of any representation or warranty made by Buyer to the Sellers herein or in any closing document delivered to the Sellers in connection herewith, (ii) any failure to perform or breach of any covenant or obligation to be performed by the Buyer, or
(iii) any Claim asserted by third parties against the Sellers arising out of the operation of the business after the Closing Date provided the Seller acted in good faith and in a manner reasonably believed to be in, or not opposed, to the best interests of the Company, and, with respect to any criminal action or preceding, had no reasonable cause to believe the conduct was unlawful.

                  13.3.2 Seller Indemnities shall be entitled to make claims for indemnification for a period of eighteen (18) months following the Closing Date, except for claims for indemnification with respect to the Buyer's representations and warranties with respect to title made in Section 7.3 and Fraud which the Seller Indemnities shall be entitled to make forever.

         13.4 Indemnification Procedures. The procedure set forth below shall be followed with respect to every claim for indemnification by any Seller Indemnities under Section 13.3 and by any Buyer Indemnities under Section 13.2:

                  13.4.1 Notice. The party seeking indemnification (the "Indemnified Party") shall give to the party from whom indemnification is sought (the "Indemnifying Party") written notice of any Claims for which indemnity may be sought under either Section 13.2 or 13.3, promptly but in any event within thirty (30) calendar days after the Indemnified Party receives notice thereof; provided, however, that failure by the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability it shall otherwise have pursuant to this Agreement except to the extent that the Indemnifying Party is actually prejudiced by such failure. Such notice shall set forth in reasonable detail the basis for such potential Claims and shall be given in accordance with Section 14.1 below. The indemnification period provided for herein shall be tolled for a particular claim for a period beginning on the date that the Indemnified Party receives written notice of such Claims until the final resolution of the claim.

                  13.4.2 Defense and Control of Third Party Claims. The Indemnifying Party shall have the right, at its option, to be represented by counsel of its choice and to assume the defense or otherwise control the handling of any third party Claims for which indemnity is sought by notifying the Indemnified Party in writing to such effect with ten (10) days of receipt of such notice. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, or abandons the defense of such Claims, the Indemnifying Party shall be deemed to have given notice that it does not wish to control the handling of such third party Claims for which indemnity is sought. In the event the Indemnifying Party elects (by written notice within such ten
(10) day period) to assume the defense of or otherwise control the handling of any such third party Claims for which indemnity is sought, the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, and the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against all Claims suffered therefrom, notwithstanding the fact that the Indemnifying Party may not have been so liable to the Indemnified Party had it not elected to assume the defense of or to otherwise control the handling of such third party Claims. In the event that the Indemnifying Party does not assume the defense or otherwise control the handling of third party Claims for which the Indemnified Party is entitled to indemnification hereunder, the Indemnified Party may retain counsel, as an indemnifiable expense, to defend such third party Claims. Any such expense shall be borne by the Indemnifying Party and the Indemnified Party shall have final authority with respect to any such matter. In any event, the Indemnified Party and the Indemnifying Party each may participate, at its own expense, in the defense of such third party Claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any personnel or any books, records or other documents within its control that are reasonably necessary or appropriate for such defense, subject to the receipt of appropriate confidentiality agreements.

                  13.4.3 Cooperation. The parties shall cooperate in the defense of any third party Claims and shall make available all books and records which are relevant in connection with such third party Claims. The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to any matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

                  13.4.4 Setoff. Subject to Section 9, in the event that there is an indemnification for (i) any inaccuracy in or breach of any representation or warranty made by the Sellers to the Buyer herein, or (ii) the breach by Sellers of, or failure of Sellers to comply with, any of the covenants or obligations under this Agreement to be performed by the Sellers, such indemnification shall be setoff first equally against the Buyer's obligations pursuant to the Term Notes held by the Sellers or their Designated Trusts and second equally against the Buyer's Earn-Out obligations pursuant to Section 4 which have been earned and not paid by Buyer to Sellers or their Designated Trusts.

14.  MISCELLANEOUS

         14.1 Notice. All notices, requests, consents or other communications to be sent or given under this Agreement shall be in writing and shall be delivered by hand, overnight courier, certified mail or electronic facsimile, in each case with written confirmation of receipt. Notice to any party shall be deemed received on the day of delivery if delivered, with confirmation of receipt, by electronic facsimile, by courier or by hand during normal business hours, and the following day if delivered after normal business hours. Delivery of all notices shall be made to the following persons at the address provided or such other person or address as a party shall designate by written instrument provided to the other parties:


        If to Sellers or a Designated Trust                With a  copy to:
        Representative:
                                                           William V.A. Zorn, Esq.
        James M. Willey                                    McLane, Graf, Raulerson & Middleton
        P.O. Box 487                                         Professional Association
        Rye Beach, New Hampshire 03871                     P.O. Box 326
        overnight delivery address:                        Manchester, New Hampshire 03105-0326
        536 Central Road                                   overnight delivery address:
        Rye, New Hampshire 03870                           900 Elm Street
                                                           Manchester, New Hampshire 03101
        Thomas P. Willey                                   Facsimile: 603-625-5650
        18 Winding Brook Drive
        Stratham, New Hampshire 03885

        If to Buyer:                                       With a copy to:

        Financial Performance Corporation                  Charles M. Modlin, Esq.
        777 Third Avenue, 30th Floor                       Modlin Haftel & Nathan LLP
        New York, New York 10017                           777 Third Avenue, 30th Floor
        Attn:  Jeffrey S. Silverman                        New York, New York 10017
        Facsimile: 212-421-2933                            Facsimile: 212-832-1642


         14.2 Entire Agreement. This Agreement constitutes the entire Agreement among the parties hereto with respect to the subject matter hereto and supersedes all prior correspondence, conversations and negotiations.

         14.3 Interpretation Guidelines. In this Agreement: the use of any gender shall include all genders; the singular number shall include the plural and the plural the singular as the context may require; whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms; the words "include," "including," and "such as" shall each be construed as if followed by the phrases "without being limited to"; the words "herein," "hereof," "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular Section hereof unless expressly so stated; the section headings herein are for convenience of reference only and shall not affect in any way the interpretation of any of the provisions hereof.

         14.4 No Presumption Against Drafter. Each of the parties hereto has participated in the negotiation and drafting of this Agreement. In the event that there arises any ambiguity or question of intent or interpretation with respect to this Agreement, this Agreement shall be construed as if drafted jointly by all of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

         14.5 Expenses. Except as otherwise provided herein, each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, attorneys', accountants' and other professional fees and expenses.

         14.6 Publicity. Each party agrees to submit to the other party for approval prior to its release any advertising, press releases or other publicity relating to this Agreement and the transactions contemplated thereby, which approval shall not be unreasonably withheld, subject to SEC disclosure requirements.

         14.7 Assignment. Neither party may assign or otherwise transfer this Agreement or any of its rights or obligations hereunder to any third party without the prior without the prior written consent of the other parties, except for (i) an assignment by a Seller to their Designated Trust or another Seller,
(ii) an assignment by a Designated Trust to a Seller or another Designated Trust, or (iii) an assignment in connection with the consolidation or reorganization of the Company with, or merger into, any other corporation, or the sale by the Company of all or substantially all of its assets; provided that any such assignee shall have agreed in writing to assume the obligations of the assignor, to be bound by the terms of this Agreement, and to provide the other parties hereto with copies of such assumptions. If a party assigns this Agreement or any right created hereby without such an exception and without the prior written consent of the other parties, as the case may be, the assignment shall be null and void.

         14.8 Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument and all of which together shall constitute a single document. Signatures and other longhand notations transmitted by electronic facsimile shall be deemed to be original for purposes of the construction and enforcement of this Agreement.

         14.9 Modification. No modification of this Agreement shall be valid unless such modification is in writing and signed by Buyer and Seller.

         14.10 Waiver. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person or party against whom charged.

         14.11 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if the invalid or unenforceable provision was omitted.

         14.12 Governing Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles. The parties, to the extent that they can legally do so, hereby consent to service of process, and to be sued, in the State of New Hampshire and consent to the jurisdiction of the courts of the State of New Hampshire and the United States District Court for the District of New Hampshire, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of their obligations hereunder or with respect to the transactions contemplated hereby, and expressly waive any and all objections they may have to venue in such courts.


15.  24-MONTH SUBORDINATED CONVERTIBLE PROMISSORY NOTES

         15.1 24-Month Notes. The Buyer will provide at the Closing to each of the Sellers or their Designated Trusts a promissory note in the original principal amount of One Million Dollars ($1,000,000) on such terms and conditions as provided in a form substantially similar to Exhibit 2.2.5 attached hereto.

         15.2 Subordination. The 24-Month Notes shall be subordinated to present and future indebtedness or obligations of the Buyer and the Buyer's Affiliates for borrowed money.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have set their hands, duly authorized where applicable, as of the date and year first above written.


WITNESSES                                   SELLERS:

                                            THOMAS P. WILLEY


                                            /s/
----------------------------------          ------------------------------------


                                            JAMES M. WILLEY


                                            /s/
----------------------------------          ------------------------------------


                                            THE THOMAS P. WILLEY REVOCABLE TRUST
                                                OF 1998


                                            By: /s/
----------------------------------          ------------------------------------
                                            Thomas P. Willey, Trustee

                                            JAMES M. WILLEY TRUST - 1995


                                            By: /s/
----------------------------------          ------------------------------------
                                            James M. Willey, Trustee


                                            BUYER:

                                            FINANCIAL PERFORMANCE CORPORATION


                                            By: /s/
----------------------------------          ------------------------------------
                                            Name:
                                            Title:

         SUBORDINATED CONVERTIBLE TERM PROMISSORY NOTE



$3,750,000 U.S.                                                 January 11, 2001
                                                              New York, New York

         FOR VALUE RECEIVED, the undersigned, FINANCIAL PERFORMANCE CORPORATION, a New York corporation with a principal place of business located in New York, New York ("FPC"), hereby promises to pay to the order of The Thomas P. Willey Revocable Trust of 1998 (the "Creditor"), at such address, or such other place or places as the holder hereof may designate in writing from time to time hereafter, the principal sum of THREE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($3,750,000), together with interest as hereinafter provided, in lawful money of the United States of America.

         Interest on the outstanding principal balance of this Note shall accrue at the rate equal to the 90-day LIBOR rate as defined herein plus 150 basis points, per annum beginning on the date hereof. The interest rate shall be adjusted on and as of April 11, 2001, and quarterly thereafter, on and as of the 11th day of April, July, October and January of each year, to reflect any change in the 90-day LIBOR rate, as reported in The Wall Street Journal, plus 150 basis points. The initial interest rate shall be 6.92%, per annum. Interest shall be calculated and shall accrue daily on the basis of actual days elapsed over a three hundred sixty (360) day banking year. FPC shall pay to the holder of this Note accrued interest, in cash, in arrears, beginning on April 11, 2001, and quarterly thereafter, on and as of the 11th day of April, July, October and January of each year, until the obligations under this Note are paid in full.

         A single payment of the total outstanding principal balance plus all accrued and unpaid interest and other charges hereunder shall be due and payable on January 11, 2007 (the "Maturity Date").

         FPC's obligations pursuant to this Note are and shall be subordinate to present and future indebtedness or obligations of FPC and FPC's Affiliates for borrowed money, including under the Loan Agreement (as hereinafter defined). Affiliate shall mean a person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a person; (ii) which beneficially owns or holds 5% or more of any class of the voting stock of a person; or (iii) 5% or more of the voting stock (or in the case of a person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a person or a subsidiary of a person.

         This Note is issued pursuant to Section 3 of the Stock Purchase Agreement of even date between FPC and the Creditor (the "Purchase Agreement"). The holder of this Note is entitled to all of the benefits and rights of the Creditor or their Designated Trusts, including but not limited to, those under Sections 3 and 12 of the Purchase Agreement. However, neither this reference to the Purchase

Agreement nor any provision thereof shall impair the absolute and unconditional obligation of the undersigned to pay the principal and interest on this Note as herein provided.

         Any capitalized term used in this Note which is not otherwise expressly defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

         FPC shall have the right, at any time, to prepay without penalty all or any part of the outstanding principal amount hereof. All payments by or on behalf of FPC received hereunder shall be applied first to any outstanding obligations hereunder other than principal or interest, second to accrued interest and, thereafter, to principal.

         The holder may impose upon FPC a delinquency charge of five percent (5%) of the amount of any amount payable hereunder not paid on or before the tenth (10th) day after such payment is due.


         Upon ten (10) days written notice by either (i) the holder of this Note or (ii) FPC, to the other party of the exercising party's intent to exercise its conversion right (the "Conversion Option") under this Note, a portion of the then outstanding principal balance shall be convertible into shares of common stock of FPC (the "FPCX Shares") as follows:

         (a) on the first anniversary of the date of this Note (the "First Anniversary") or any date thereafter through the Maturity Date, twenty-five percent (25%) of the original principal balance of this Note may be converted, provided that during the thirty (30) days immediately preceding the First Anniversary or any thirty (30) day period thereafter, as the case may be, the FPCX Average Closing Share Price, subject to adjustment for stock splits, stock dividends, or similar capital transactions, meets or exceeds the Target Price;

         (b) on the second anniversary of the date of this Note (the "Second Anniversary") or any date thereafter through the Maturity Date, up to an additional twenty-five percent (25%) of the original principal balance of this Note may be converted, provided that during the thirty (30) days immediately preceding the Second Anniversary or any thirty (30) day period thereafter, as the case may be, the FPCX Average Closing Share Price, subject to adjustment for stock splits, stock dividends, or similar capital transactions, meets or exceeds the Target Price;

         (c) on the third anniversary of the date of this Note (the "Third Anniversary") or any date thereafter through the Maturity Date, up to an additional twenty-five percent (25%) of the original principal balance of this Note may be converted, provided that during the thirty (30) days immediately preceding Third Anniversary or any thirty (30) day period thereafter, as the case may be, the FPCX Average Closing Share Price, subject to adjustment for stock splits, stock dividends, or similar capital transactions, meets or exceeds the Target Price; and

         (d) on the fourth anniversary of the date of this Note (the "Fourth Anniversary") or any date thereafter through the Maturity Date, up to an additional twenty-five percent (25%) of the original principal balance of this Note may be converted, provided that during the thirty (30) days immediately preceding Fourth Anniversary or any thirty (30) day period thereafter, as the case may be, the FPCX Average Closing Share Price, subject to adjustment for stock splits, stock dividends, or similar capital transactions, meets or exceeds the Target Price.

         Notwithstanding anything in this Note to the contrary, neither any holder of this Note nor FPC shall have the right to deliver any written notice provided for above to exercise their respective conversion rights under this Note until such time as the Buyer obtains the approval of its shareholders to the extent necessary to comply with the shareholder approval requirement of the National Association of Securities Dealers, Inc. applicable to FPC.

         Accrued interest on the portion of the this Note being converted at the date of conversion shall be paid to the holder of this Note in cash. Subject to the Securities Act, the holder shall have the right to sell any FPCX Shares to satisfy any Taxes resulting from the conversion or convertibility of any portion of this Note or from any event that renders any portion of this Note, or a promissory note of even date, taxable.

         Upon written notice to exercise a conversion right under this Note, some or all of the then outstanding balance, as provided herein, shall be convertible into shares of common stock of FPC at Four Dollars ($4.00) per share, subject to adjustment for stock splits, stock dividends, or similar capital transactions.

         For so long as there is an outstanding principal balance on this Note, FPC shall reserve such number of shares of common stock of FPC as may be issuable from time to time upon exercise of the conversion rights provided in this Note.

         Upon the occurrence and continuation of an Event of Default as defined herein (i) the entire principal amount of the indebtedness evidenced hereby, all interest accrued and accruing thereon, and all other amounts accrued or accruing hereunder, may be declared to be forthwith due and payable, provided that, upon the occurrence of any Event of Default described in clause (c) below the entire principal amount of the indebtedness evidenced hereby, together with all interest accrued and accruing thereon and all other amounts accrued or accruing hereunder, shall become immediately due and payable without requirement of any notice or demand; and (ii) the outstanding principal amount of this Note shall bear interest, without notice, at the rate of interest previously charged under this Note plus five percent (5%) per annum (the "Default Rate") until this Note is paid in full, in addition to any delinquency charge as provided above.

         Each of the following is deemed to be an "Event of Default":

                  (a) any material breach by FPC of its obligations pursuant to the Purchase Agreement or any agreement or instrument in connection thereto;

                  (b) the failure of FPC to make any payment due hereunder or under any other obligation owing to the holder when such payment is due after giving effect to any applicable grace period; or

                  (c) the occurrence of any of the following with respect to FPC: admission in writing of FPC's inability, or being generally unable, to pay its debts as they become due, insolvency, bankruptcy, appointment of a receiver of any part of its property, legal or equitable assignment, conveyance or transfer of its property for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by, or against, FPC.

         Notwithstanding anything herein to the contrary, upon a termination of Thomas P. Willey as an employee of Willey Brothers, Inc. without Good Reason, as provided in Section 11(a)(vi) of the Employment Agreement between Thomas P. Willey and Willey Brothers, Inc., dated January 11, 2001, the remaining principal amount, after conversion as aforesaid, and any accrued interest thereon, shall be forgiven and this Note shall be delivered, assigned and transferred to FPC and be null and void.

         This Note and the provisions hereof shall be binding upon the undersigned and the undersigned's permitted successors and assigns and shall inure to the benefit of the holder, the holder's heirs, administrators, executors, legal representatives and permitted successors and assigns.

         Creditor agrees that, notwithstanding anything contained in this Note to the contrary, this Note shall be subject to the terms and conditions of the Loan and Security Agreement dated as of January 11, 2001 by and between Fleet Capital Corporation and Willey Brother, Inc. and, in particular, Section 8.2.15 thereof, and acknowledges that payments due hereunder shall be made only in compliance with said provisions.

         The undersigned agrees to pay on demand all of the holder's reasonable out-of-pocket costs of collection and enforcement hereof, including court costs, service fees, and reasonable attorneys' fees.

         No delay or omission on the part of the holder in exercising any right, privilege or remedy shall impair such right, privilege or remedy or be construed as a waiver thereof or of any other right, privilege or remedy. No waiver of any right, privilege or remedy or any amendment to this Note shall be effective unless made in writing and signed by the holder. Under no circumstances shall an effective waiver of any right, privilege or remedy on any one occasion constitute or be construed as a bar to the exercise of or a waiver of such right, privilege or remedy on any future occasion. The acceptance by the holder hereof of any payment after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any Event of Default occasioned by such delinquent payment or of any rights or remedies of the holder hereof under this Note or applicable law.

         All rights and remedies of the holder, whether granted herein or otherwise, shall be cumulative and may be exercised singularly or concurrently.

         Every maker, endorser, or guarantor of this Note, or the obligations represented by this Note, waives all exemption rights, valuation and appraisement, presentment, protest and demand, demand for payment, notice of dishonor and protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, and/or to the addition or release of any other party or person primarily or secondarily liable.

         The word "holder", as used in this Note, shall mean the payee or endorsee of this Note who is in possession of it.

         Neither the holder of this Note nor FPC may assign or otherwise transfer this Note or any of their respective rights or obligations hereunder to any third party without the prior written consent of the other party, except for
(i) an assignment by the holder to a Seller or Designated Trust or (ii) an assignment in connection with the consolidation or reorganization of FPC with, or merger into, any other corporation, or the sale by FPC of all or substantially all of its assets; provided that any such assignee shall have agreed in writing to assume the obligations of the assignor and to be bound by the terms of this Note. If a party assigns this Note or any right created hereby without such an exception and without the prior written consent of the other parties, the assignment shall be null and void.

         Creditor and its Affiliates agree to release and renounce any and all claims against Willey Brothers, Inc. and its subsidiaries (other than under and pursuant to the Employment Agreement) arising prior to the date hereof.

         This Note and the provisions hereof shall be binding upon the undersigned and the undersigned's permitted successors and assigns and shall inure to the benefit of the holder, the holder's heirs, administrators, executors, legal representatives and permitted successors and assigns.

             [The Remainder of this Page Intentionally Left Blank.]

         This Note may not be amended, changed or modified in any respect except by a written document which has been executed by each party. This Note constitutes a New York contract to be governed by the laws of such state and to be paid and performed therein.


IN THE PRESENCE OF:                    Financial Performance Corporation ("FPC")



                                       By: /s/
------------------------------             -------------------------------------
                                           Name:
                                           Title:

         SUBORDINATED CONVERTIBLE TERM PROMISSORY NOTE



$3,750,000 U.S.                                                 January 11, 2001
                                                              New York, New York

         FOR VALUE RECEIVED, the undersigned, FINANCIAL PERFORMANCE CORPORATION, a New York corporation with a principal place of business located in New York, New York ("FPC"), hereby promises to pay to the order of James M. Willey Trust - 1995 (the "Creditor"), at such address, or such other place or places as the holder hereof may designate in writing from time to time hereafter, the principal sum of THREE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($3,750,000), together with interest as hereinafter provided, in lawful money of the United States of America.

         Interest on the outstanding principal balance of this Note shall accrue at the rate equal to the 90-day LIBOR rate as defined herein plus 150 basis points, per annum beginning on the date hereof. The interest rate shall be adjusted on and as of April 11, 2001, and quarterly thereafter, on and as of the 11th day of April, July, October and January of each year, to reflect any change in the 90-day LIBOR rate, as reported in The Wall Street Journal, plus 150 basis points. The initial interest rate shall be 6.92%, per annum. Interest shall be calculated and shall accrue daily on the basis of actual days elapsed over a three hundred sixty (360) day banking year. FPC shall pay to the holder of this Note accrued interest, in cash, in arrears, beginning on April 11, 2001, and quarterly thereafter, on and as of the 11th day of April, July, October and January of each year, until the obligations under this Note are paid in full.

         A single payment of the total outstanding principal balance plus all accrued and unpaid interest and other charges hereunder shall be due and payable on January 11, 2007 (the "Maturity Date").

         FPC's obligations pursuant to this Note are and shall be subordinate to present and future indebtedness or obligations of FPC and FPC's Affiliates for borrowed money, including under the Loan Agreement (as hereinafter defined). Affiliate shall mean a person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a person; (ii) which beneficially owns or holds 5% or more of any class of the voting stock of a person; or (iii) 5% or more of the voting stock (or in the case of a person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a person or a subsidiary of a person.

         This Note is issued pursuant to Section 3 of the Stock Purchase Agreement of even date between FPC and the Creditor (the "Purchase Agreement"). The holder of this Note is entitled to all of the benefits and rights of the Creditor or their Designated Trusts, including but not limited to, those under Sections 3 and 12 of the Purchase Agreement. However, neither this reference to the Purchase

Agreement nor any provision thereof shall impair the absolute and unconditional obligation of the undersigned to pay the principal and interest on this Note as herein provided.

         Any capitalized term used in this Note which is not otherwise expressly defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

         FPC shall have the right, at any time, to prepay without penalty all or any part of the outstanding principal amount hereof. All payments by or on behalf of FPC received hereunder shall be applied first to any outstanding obligations hereunder other than principal or interest, second to accrued interest and, thereafter, to principal.

         The holder may impose upon FPC a delinquency charge of five percent (5%) of the amount of any amount payable hereunder not paid on or before the tenth (10th) day after such payment is due.


         Upon ten (10) days written notice by either (i) the holder of this Note or (ii) FPC, to the other party of the exercising party's intent to exercise its conversion right (the "Conversion Option") under this Note, a portion of the then outstanding principal balance shall be convertible into shares of common stock of FPC (the "FPCX Shares") as follows:

         (a) on the first anniversary of the date of this Note (the "First Anniversary") or any date thereafter through the Maturity Date, twenty-five percent (25%) of the original principal balance of this Note may be converted, provided that during the thirty (30) days immediately preceding the First Anniversary or any thirty (30) day period thereafter, as the case may be, the FPCX Average Closing Share Price, subject to adjustment for stock splits, stock dividends, or similar capital transactions, meets or exceeds the Target Price;

         (b) on the second anniversary of the date of this Note (the "Second Anniversary") or any date thereafter through the Maturity Date, up to an additional twenty-five percent (25%) of the original principal balance of this Note may be converted, provided that during the thirty (30) days immediately preceding the Second Anniversary or any thirty (30) day period thereafter, as the case may be, the FPCX Average Closing Share Price, subject to adjustment for stock splits, stock dividends, or similar capital transactions, meets or exceeds the Target Price;

         (c) on the third anniversary of the date of this Note (the "Third Anniversary") or any date thereafter through the Maturity Date, up to an additional twenty-five percent (25%) of the original principal balance of this Note may be converted, provided that during the thirty (30) days immediately preceding Third Anniversary or any thirty (30) day period thereafter, as the case may be, the FPCX Average Closing Share Price, subject to adjustment for stock splits, stock dividends, or similar capital transactions, meets or exceeds the Target Price; and

         (d) on the fourth anniversary of the date of this Note (the "Fourth Anniversary") or any date thereafter through the Maturity Date, up to an additional twenty-five percent (25%) of the original principal balance of this Note may be converted, provided that during the thirty (30) days immediately preceding Fourth Anniversary or any thirty (30) day period thereafter, as the case may be, the FPCX Average Closing Share Price, subject to adjustment for stock splits, stock dividends, or similar capital transactions, meets or exceeds the Target Price.

         Notwithstanding anything in this Note to the contrary, neither any holder of this Note nor FPC shall have the right to deliver any written notice provided for above to exercise their respective conversion rights under this Note until such time as the Buyer obtains the approval of its shareholders to the extent necessary to comply with the shareholder approval requirement of the National Association of Securities Dealers, Inc. applicable to FPC.

         Accrued interest on the portion of the this Note being converted at the date of conversion shall be paid to the holder of this Note in cash. Subject to the Securities Act, the holder shall have the right to sell any FPCX Shares to satisfy any Taxes resulting from the conversion or convertibility of any portion of this Note or from any event that renders any portion of this Note, or a promissory note of even date, taxable.

         Upon written notice to exercise a conversion right under this Note, some or all of the then outstanding balance, as provided herein, shall be convertible into shares of common stock of FPC at Four Dollars ($4.00) per share, subject to adjustment for stock splits, stock dividends, or similar capital transactions.

         For so long as there is an outstanding principal balance on this Note, FPC shall reserve such number of shares of common stock of FPC as may be issuable from time to time upon exercise of the conversion rights provided in this Note.

         Upon the occurrence and continuation of an Event of Default as defined herein (i) the entire principal amount of the indebtedness evidenced hereby, all interest accrued and accruing thereon, and all other amounts accrued or accruing hereunder, may be declared to be forthwith due and payable, provided that, upon the occurrence of any Event of Default described in clause (c) below the entire principal amount of the indebtedness evidenced hereby, together with all interest accrued and accruing thereon and all other amounts accrued or accruing hereunder, shall become immediately due and payable without requirement of any notice or demand; and (ii) the outstanding principal amount of this Note shall bear interest, without notice, at the rate of interest previously charged under this Note plus five percent (5%) per annum (the "Default Rate") until this Note is paid in full, in addition to any delinquency charge as provided above.

         Each of the following is deemed to be an "Event of Default":

                  (a) any material breach by FPC of its obligations pursuant to the Purchase Agreement or any agreement or instrument in connection thereto;

                  (b) the failure of FPC to make any payment due hereunder or under any other obligation owing to the holder when such payment is due after giving effect to any applicable grace period; or

                  (c) the occurrence of any of the following with respect to FPC: admission in writing of FPC's inability, or being generally unable, to pay its debts as they become due, insolvency, bankruptcy, appointment of a receiver of any part of its property, legal or equitable assignment, conveyance or transfer of its property for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by, or against, FPC.

         Notwithstanding anything herein to the contrary, upon a termination of James M. Willey as an employee of Willey Brothers, Inc. without Good Reason, as provided in Section 11(a)(vi) of the Employment Agreement between James M. Willey and Willey Brothers, Inc., dated January 11, 2001, the remaining principal amount, after conversion as aforesaid, and any accrued interest thereon, shall be forgiven and this Note shall be delivered, assigned and transferred to FPC and be null and void.

         This Note and the provisions hereof shall be binding upon the undersigned and the undersigned's permitted successors and assigns and shall inure to the benefit of the holder, the holder's heirs, administrators, executors, legal representatives and permitted successors and assigns.

         Creditor agrees that, notwithstanding anything contained in this Note to the contrary, this Note shall be subject to the terms and conditions of the Loan and Security Agreement dated as of January 11, 2001 by and between Fleet Capital Corporation and Willey Brother, Inc. and, in particular, Section 8.2.15 thereof, and acknowledges that payments due hereunder shall be made only in compliance with said provisions.

         The undersigned agrees to pay on demand all of the holder's reasonable out-of-pocket costs of collection and enforcement hereof, including court costs, service fees, and reasonable attorneys' fees.

         No delay or omission on the part of the holder in exercising any right, privilege or remedy shall impair such right, privilege or remedy or be construed as a waiver thereof or of any other right, privilege or remedy. No waiver of any right, privilege or remedy or any amendment to this Note shall be effective unless made in writing and signed by the holder. Under no circumstances shall an effective waiver of any right, privilege or remedy on any one occasion constitute or be construed as a bar to the exercise of or a waiver of such right, privilege or remedy on any future occasion. The acceptance by the holder hereof of any payment after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any Event of Default occasioned by such delinquent payment or of any rights or remedies of the holder hereof under this Note or applicable law.

         All rights and remedies of the holder, whether granted herein or otherwise, shall be cumulative and may be exercised singularly or concurrently.

         Every maker, endorser, or guarantor of this Note, or the obligations represented by this Note, waives all exemption rights, valuation and appraisement, presentment, protest and demand, demand for payment, notice of dishonor and protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, and/or to the addition or release of any other party or person primarily or secondarily liable.

         The word "holder", as used in this Note, shall mean the payee or endorsee of this Note who is in possession of it.

         Neither the holder of this Note nor FPC may assign or otherwise transfer this Note or any of their respective rights or obligations hereunder to any third party without the prior written consent of the other party, except for
(i) an assignment by the holder to a Seller or Designated Trust or (ii) an assignment in connection with the consolidation or reorganization of FPC with, or merger into, any other corporation, or the sale by FPC of all or substantially all of its assets; provided that any such assignee shall have agreed in writing to assume the obligations of the assignor and to be bound by the terms of this Note. If a party assigns this Note or any right created hereby without such an exception and without the prior written consent of the other parties, the assignment shall be null and void.

         Creditor and its Affiliates agree to release and renounce any and all claims against Willey Brothers, Inc. and its subsidiaries (other than under and pursuant to the Employment Agreement) arising prior to the date hereof.

         This Note and the provisions hereof shall be binding upon the undersigned and the undersigned's permitted successors and assigns and shall inure to the benefit of the holder, the holder's heirs, administrators, executors, legal representatives and permitted successors and assigns.

             [The Remainder of this Page Intentionally Left Blank.]

         This Note may not be amended, changed or modified in any respect except by a written document which has been executed by each party. This Note constitutes a New York contract to be governed by the laws of such state and to be paid and performed therein.


IN THE PRESENCE OF:                    Financial Performance Corporation ("FPC")



                                       By: /s/
------------------------------             -------------------------------------
                                           Name:
                                           Title:

                  SUBORDINATED CONVERTIBLE TERM PROMISSORY NOTE



$1,000,000 U.S.                                                 January 11, 2001
                                                              New York, New York

         FOR VALUE RECEIVED, the undersigned, FINANCIAL PERFORMANCE
CORPORATION, a New York corporation with a principal place of business located in New York, New York ("FPC"), hereby promises to pay to the order of The Thomas
P. Willey Revocable Trust of 1998 (the "Creditor"), c/o Thomas P. Willey, 18 Winding Brook Drive, Stratham, NH 03885, or such other place or places as the holder hereof may designate in writing from time to time hereafter, the principal sum of ONE MILLION DOLLARS ($1,000,000), together with interest as hereinafter provided, in lawful money of the United States of America.

         Interest on the outstanding principal balance of this Note shall accrue at the rate of 11% per annum. Interest shall be calculated and shall accrue daily on the basis of actual days elapsed over a three hundred sixty (360) day banking year. The principal balance shall be increased by the accrued interest on and as of April 11, 2001 and quarterly, thereafter, on and as of the 11th day of April, July, October and January of each year, until the obligations under this Note are paid in full.

         FPC shall make payments of principal in the amounts, and on the dates indicated, as follows:

                 April 11, 2001            $50,000
                 July 11, 2001             $50,000
                 October 11, 2001          $62,500
                 January 11, 2002          $62,500
                 April 11, 2002            $62,500
                 July 11, 2002             $62,500
                 October 11, 2002          $62,500

         A single payment of the total outstanding principal balance plus all accrued and unpaid interest and other charges hereunder shall be due and payable on January 11, 2003 (the "Maturity Date").

                  "Affiliate" shall mean any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person. The term "control" means the possession, directly or indirectly, of more than fifty percent (50%) of the voting interests of the Person.

         FPC's obligations pursuant to this Note are and shall be subordinate to present and future indebtedness or obligations of FPC and FPC's Affiliates for borrowed money, including under the Loan Agreement. Affiliate shall mean a person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a person;

(ii) which beneficially owns or holds 5% or more of any class of the voting stock of a person; or (iii) 5% or more of the voting stock (or in the case of a person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a person or a subsidiary of a person.

         Notwithstanding the first sentence of the preceding paragraph, until payment in full of FPC's obligations pursuant to this Note, FPC and FPC's Affiliates shall not incur any indebtedness or obligations for borrowed money for the purpose of acquiring, whether through the purchase of assets, stock, merger, consolidation, or otherwise, any property or business of another person, other than in the ordinary course of their respective businesses without the prior written consent of either James M. Willey or Thomas P. Willey, which consent shall not be unreasonably withheld. It is expressly understood that the existing operations and ordinary business of FPC and FPC's Affiliates is not intended to include the acquisition of other businesses or investment property.

         This Note is issued pursuant to Section 15 of the Stock Purchase Agreement of even date between FPC and the Creditor (the "Purchase Agreement"). The holder of this Note is entitled to all of the benefits and rights of the Creditor or their Designated Trusts, including but not limited to, those under
Section 12 and 15 of the Purchase Agreement. However, neither this reference to the Purchase Agreement nor any provision thereof shall impair the absolute and unconditional obligation of the undersigned to pay the principal and interest on this Note as herein provided.

         Any capitalized term used in this Note which is not otherwise expressly defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

         FPC shall have the right, at any time, to prepay without penalty all or any part of the outstanding principal amount hereof. All payments by or on behalf of FPC received hereunder shall be applied first to any outstanding obligations hereunder other than principal or interest, second to accrued interest and, thereafter, to principal.

         The holder may impose upon FPC a delinquency charge of five percent (5%) of the amount of any amount payable hereunder not paid on or before the tenth (10th) day after such payment is due.

         Upon ten days' written notice by the holder of this Note to FPC at any time this note is outstanding of the holder's intent to exercise their conversion right (the "Conversion Option") under this Note, some or all of the then outstanding balance shall be convertible into shares of common stock of FPC at $3.00 per share, subject to adjustment for stock splits, stock dividends, or similar capital transactions; provided that the holder shall not be entitled to exercise the Conversion Option unless the Average Closing Price Per Share of FPC's common stock, as defined herein, is greater than five dollars ($5.00) per share. "Average Closing Price Per Share" shall mean the average "close" or "last" share price of FPC's common stock on the NASDAQ or NASDAQ SmallCap Exchanges, or other recognized exchange, which exchange FPC's common stock is currently traded, as reported in the eastern edition of the Wall Street Journal, for a period of seven (7) consecutive Business Days.

         At the option of the holder of this Note, accrued interest on the portion of the outstanding principal balance being converted at the date of conversion shall be paid to the holder of the Note in cash.

         For so long as there is an outstanding principal balance on this Note, FPC shall reserve such number of shares of common stock of FPC as may be issuable from time to time upon exercise of the conversion rights provided in this Note.

         Upon the occurrence and continuation of an Event of Default as defined herein (i) the entire principal amount of the indebtedness evidenced hereby, all interest accrued and accruing thereon, and all other amounts accrued or accruing hereunder, may be declared to be forthwith due and payable, provided that, upon the occurrence of any Event of Default described in clause (c) below the entire principal amount of the indebtedness evidenced hereby, together with all interest accrued and accruing thereon and all other amounts accrued or accruing hereunder, shall become immediately due and payable without requirement of any notice or demand; and (ii) the outstanding principal amount of this Note shall bear interest, without notice, at the rate of interest previously charged under this Note plus five percent (5%) per annum (the "Default Rate") until this Note is paid in full, in addition to any delinquency charge as provided above.

         Each of the following is deemed to be an "Event of Default":

                           (a)      any material breach by FPC of its
                  obligations pursuant to the Purchase Agreement or any agreement or instrument in connection thereto;

                           (b) the failure of FPC to make any payment due hereunder or under any other obligation owing to the holder when such payment is due after giving effect to any applicable grace period; or

                           (c) the occurrence of any of the following with respect to FPC: admission in writing of FPC's inability, or being generally unable, to pay its debts as they become due, insolvency, bankruptcy, appointment of a receiver of any part of its property, legal or equitable assignment, conveyance or transfer of its property for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by, or against, FPC.

         The undersigned agrees to pay on demand all of the holder's reasonable out-of-pocket costs of collection and enforcement hereof, including court costs, service fees, and reasonable attorneys' fees.

         No delay or omission on the part of the holder in exercising any right, privilege or remedy shall impair such right, privilege or remedy or be construed as a waiver thereof or of any other right, privilege or remedy. No waiver of any right, privilege or remedy or any amendment to this Note shall be effective unless made in writing and signed by the holder. Under no circumstances shall an effective waiver of any right, privilege or remedy on any one occasion constitute or be construed as a bar to the exercise of or a waiver of such right, privilege or remedy on any future occasion. The acceptance by the holder hereof of any payment after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any Event of Default occasioned by such delinquent payment or of any rights or remedies of the holder hereof under this Note or applicable law.

         All rights and remedies of the holder, whether granted herein or otherwise, shall be cumulative and may be exercised singularly or concurrently.

         Every maker, endorser, or guarantor of this Note, or the obligations represented by this Note, waives all exemption rights, valuation and appraisement, presentment, protest and demand, demand for payment, notice of dishonor and protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, and/or to the addition or release of any other party or person primarily or secondarily liable.

         The word "holder", as used in this Note, shall mean the payee or endorsee of this Note who is in possession of it.

         Neither the holder of this Note nor FPC may assign or otherwise transfer this Note or any of their respective rights or obligations hereunder to any third party without the prior written consent of the other party, except for
(i) an assignment by the holder to a Seller or Designated Trust or (ii) an assignment in connection with the consolidation or reorganization of FPC with, or merger into, any other corporation, or the sale by FPC of all or substantially all of its assets; provided that any such assignee shall have agreed in writing to assume the obligations of the assignor and to be bound by the terms of this Note. If a party assigns this Note or any right created hereby without such an exception and without the prior written consent of the other parties, the assignment shall be null and void.

         This Note and the provisions hereof shall be binding upon the undersigned and the undersigned's permitted successors and assigns and shall inure to the benefit of the holder, the holder's heirs, administrators, executors, legal representatives and permitted successors and assigns.

         Creditor agrees that, notwithstanding anything contained herein to the contrary, this Note shall be subject to the terms and conditions of the Loan and Security Agreement dated as of January 11, 2001 by and between Fleet Capital Corporation and Willey Brothers, Inc., and, in particular, Section 8.2.15 thereof, and acknowledges that payments due hereunder shall be made only in compliance with said provisions.

         Creditor and its Affiliates agree to release and renounce any and all claims against Willey Brothers, Inc. and its subsidiaries (other than under and pursuant to the Employment Agreement) arising prior to the date hereof.



             [The Remainder of this Page Intentionally Left Blank.]

         This Note may not be amended, changed or modified in any respect except by a written document which has been executed by each party. This Note constitutes a New York contract to be governed by the laws of such state and to be paid and performed therein.


IN THE PRESENCE OF:                    Financial Performance Corporation ("FPC")



                                       By: /s/
------------------------------             -------------------------------------
                                           Name:
                                           Title:

                  SUBORDINATED CONVERTIBLE TERM PROMISSORY NOTE



$1,000,000 U.S.                                                 January 11, 2001
                                                              New York, New York

         FOR VALUE RECEIVED, the undersigned, FINANCIAL PERFORMANCE
CORPORATION, a New York corporation with a principal place of business located in New York, New York ("FPC"), hereby promises to pay to the order of the James
M. Willey Trust - 1995 (the "Creditor"), c/o James M. Willey, P.O.Box 487, Rye Beach, NH 03871, or such other place or places as the holder hereof may designate in writing from time to time hereafter, the principal sum of ONE MILLION DOLLARS ($1,000,000), together with interest as hereinafter provided, in lawful money of the United States of America.

         Interest on the outstanding principal balance of this Note shall accrue at the rate of 11% per annum. Interest shall be calculated and shall accrue daily on the basis of actual days elapsed over a three hundred sixty (360) day banking year. The principal balance shall be increased by the accrued interest on and as of April 11, 2001 and quarterly, thereafter, on and as of the 11th day of April, July, October and January of each year, until the obligations under this Note are paid in full.

         FPC shall make payments of principal in the amounts, and on the dates indicated, as follows:

                 April 11, 2001            $50,000
                 July 11, 2001             $50,000
                 October 11, 2001          $62,500
                 January 11, 2002          $62,500
                 April 11, 2002            $62,500
                 July 11, 2002             $62,500
                 October 11, 2002          $62,500

         A single payment of the total outstanding principal balance plus all accrued and unpaid interest and other charges hereunder shall be due and payable on January 11, 2003 (the "Maturity Date").

                  "Affiliate" shall mean any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person. The term "control" means the possession, directly or indirectly, of more than fifty percent (50%) of the voting interests of the Person.

         FPC's obligations pursuant to this Note are and shall be subordinate to present and future indebtedness or obligations of FPC and FPC's Affiliates for borrowed money, including under the Loan Agreement. Affiliate shall mean a person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a person;

(ii) which beneficially owns or holds 5% or more of any class of the voting stock of a person; or (iii) 5% or more of the voting stock (or in the case of a person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a person or a subsidiary of a person.

         Notwithstanding the first sentence of the preceding paragraph, until payment in full of FPC's obligations pursuant to this Note, FPC and FPC's Affiliates shall not incur any indebtedness or obligations for borrowed money for the purpose of acquiring, whether through the purchase of assets, stock, merger, consolidation, or otherwise, any property or business of another person, other than in the ordinary course of their respective businesses without the prior written consent of either James M. Willey or Thomas P. Willey, which consent shall not be unreasonably withheld. It is expressly understood that the existing operations and ordinary business of FPC and FPC's Affiliates is not intended to include the acquisition of other businesses or investment property.

         This Note is issued pursuant to Section 15 of the Stock Purchase Agreement of even date between FPC and the Creditor (the "Purchase Agreement"). The holder of this Note is entitled to all of the benefits and rights of the Creditor or their Designated Trusts, including but not limited to, those under
Section 12 and 15 of the Purchase Agreement. However, neither this reference to the Purchase Agreement nor any provision thereof shall impair the absolute and unconditional obligation of the undersigned to pay the principal and interest on this Note as herein provided.

         Any capitalized term used in this Note which is not otherwise expressly defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

         FPC shall have the right, at any time, to prepay without penalty all or any part of the outstanding principal amount hereof. All payments by or on behalf of FPC received hereunder shall be applied first to any outstanding obligations hereunder other than principal or interest, second to accrued interest and, thereafter, to principal.

         The holder may impose upon FPC a delinquency charge of five percent (5%) of the amount of any amount payable hereunder not paid on or before the tenth (10th) day after such payment is due.

         Upon ten days' written notice by the holder of this Note to FPC at any time this note is outstanding of the holder's intent to exercise their conversion right (the "Conversion Option") under this Note, some or all of the then outstanding balance shall be convertible into shares of common stock of FPC at $3.00 per share, subject to adjustment for stock splits, stock dividends, or similar capital transactions; provided that the holder shall not be entitled to exercise the Conversion Option unless the Average Closing Price Per Share of FPC's common stock, as defined herein, is greater than five dollars ($5.00) per share. "Average Closing Price Per Share" shall mean the average "close" or "last" share price of FPC's common stock on the NASDAQ or NASDAQ SmallCap Exchanges, or other recognized exchange, which exchange FPC's common stock is currently traded, as reported in the eastern edition of the Wall Street Journal, for a period of seven (7) consecutive Business Days.

         At the option of the holder of this Note, accrued interest on the portion of the outstanding principal balance being converted at the date of conversion shall be paid to the holder of the Note in cash.

         For so long as there is an outstanding principal balance on this Note, FPC shall reserve such number of shares of common stock of FPC as may be issuable from time to time upon exercise of the conversion rights provided in this Note.

         Upon the occurrence and continuation of an Event of Default as defined herein (i) the entire principal amount of the indebtedness evidenced hereby, all interest accrued and accruing thereon, and all other amounts accrued or accruing hereunder, may be declared to be forthwith due and payable, provided that, upon the occurrence of any Event of Default described in clause (c) below the entire principal amount of the indebtedness evidenced hereby, together with all interest accrued and accruing thereon and all other amounts accrued or accruing hereunder, shall become immediately due and payable without requirement of any notice or demand; and (ii) the outstanding principal amount of this Note shall bear interest, without notice, at the rate of interest previously charged under this Note plus five percent (5%) per annum (the "Default Rate") until this Note is paid in full, in addition to any delinquency charge as provided above.

         Each of the following is deemed to be an "Event of Default":

                           (a)      any material breach by FPC of its
                  obligations pursuant to the Purchase Agreement or any agreement or instrument in connection thereto;

                           (b) the failure of FPC to make any payment due hereunder or under any other obligation owing to the holder when such payment is due after giving effect to any applicable grace period; or

                           (c) the occurrence of any of the following with respect to FPC: admission in writing of FPC's inability, or being generally unable, to pay its debts as they become due, insolvency, bankruptcy, appointment of a receiver of any part of its property, legal or equitable assignment, conveyance or transfer of its property for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by, or against, FPC.

         The undersigned agrees to pay on demand all of the holder's reasonable out-of-pocket costs of collection and enforcement hereof, including court costs, service fees, and reasonable attorneys' fees.

         No delay or omission on the part of the holder in exercising any right, privilege or remedy shall impair such right, privilege or remedy or be construed as a waiver thereof or of any other right, privilege or remedy. No waiver of any right, privilege or remedy or any amendment to this Note shall be effective unless made in writing and signed by the holder. Under no circumstances shall an effective waiver of any right, privilege or remedy on any one occasion constitute or be construed as a bar to the exercise of or a waiver of such right, privilege or remedy on any future occasion. The acceptance by the holder hereof of any payment after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any Event of Default occasioned by such delinquent payment or of any rights or remedies of the holder hereof under this Note or applicable law.

         All rights and remedies of the holder, whether granted herein or otherwise, shall be cumulative and may be exercised singularly or concurrently.

         Every maker, endorser, or guarantor of this Note, or the obligations represented by this Note, waives all exemption rights, valuation and appraisement, presentment, protest and demand, demand for payment, notice of dishonor and protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, and/or to the addition or release of any other party or person primarily or secondarily liable.

         The word "holder", as used in this Note, shall mean the payee or endorsee of this Note who is in possession of it.

         Neither the holder of this Note nor FPC may assign or otherwise transfer this Note or any of their respective rights or obligations hereunder to any third party without the prior written consent of the other party, except for
(i) an assignment by the holder to a Seller or Designated Trust or (ii) an assignment in connection with the consolidation or reorganization of FPC with, or merger into, any other corporation, or the sale by FPC of all or substantially all of its assets; provided that any such assignee shall have agreed in writing to assume the obligations of the assignor and to be bound by the terms of this Note. If a party assigns this Note or any right created hereby without such an exception and without the prior written consent of the other parties, the assignment shall be null and void.

         This Note and the provisions hereof shall be binding upon the undersigned and the undersigned's permitted successors and assigns and shall inure to the benefit of the holder, the holder's heirs, administrators, executors, legal representatives and permitted successors and assigns.

         Creditor agrees that, notwithstanding anything contained herein to the contrary, this Note shall be subject to the terms and conditions of the Loan and Security Agreement dated as of January 11, 2001 by and between Fleet Capital Corporation and Willey Brothers, Inc., and, in particular, Section 8.2.15 thereof, and acknowledges that payments due hereunder shall be made only in compliance with said provisions.

         Creditor and its Affiliates agree to release and renounce any and all claims against Willey Brothers, Inc. and its subsidiaries (other than under and pursuant to the Employment Agreement) arising prior to the date hereof.



             [The Remainder of this Page Intentionally Left Blank.]

         This Note may not be amended, changed or modified in any respect except by a written document which has been executed by each party. This Note constitutes a New York contract to be governed by the laws of such state and to be paid and performed therein.

IN THE PRESENCE OF:                    Financial Performance Corporation ("FPC")



                                       By: /s/
------------------------------             -------------------------------------
                                           Name:
                                           Title: